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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

WHEN	9:00 a.m. EDT on Thursday, May 21, 2015
WHERE	Calhoun Ballroom in the Grand Wayne Center 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	Proposals	Board Recommendations
	To elect eleven (11) Directors for a one-year term.	FOR
	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	FOR
	To approve the Steel Dynamics, Inc. 2015 Equity Incentive Plan.	FOR
	To hold an advisory vote to approve the compensation of the Named Executive Officers.	FOR
Please refer to the detailed information on each of these proposals in the following proxy statement.
WHO CAN VOTE
You are entitled to vote all shares of common stock registered in your name at the close of business on March 23, 2015. If your shares are held in the name of your broker or bank, your broker or bank will provide you with a form of proxy giving them authority to vote your shares.
HOW TO VOTE
If you received the paper form of these proxy materials, you may vote your shares in person by attending the meeting, you may vote by using the Internet or by toll-free telephone, or you may vote by completing and executing the proxy card and returning it by mail in the enclosed postage paid envelope.

If you received only the Notice of Annual Meeting, in accordance with the Securities and Exchange Commission's "notice and access" rules, you may vote using the Internet by obtaining the proxy materials in the manner described in the Notice and by following the instructions in the Notice or on the proxy form.

Please note that if you received only the Notice, you cannot vote your shares by filling out and returning the Notice itself. Instead, you should follow the instructions contained in the Notice on how to vote by using the Internet.

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You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.
WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

MARK D. MILLETT President and Chief Executive Officer

April 10, 2015

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2015: all materials are available on the Internet at the following website: http://materials.proxyvote.com/858119. These proxy materials are also available on our Internet site at www.steeldynamics.com under the heading "Investor Center."

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STEEL DYNAMICS, INC.
7575 West Jefferson Blvd.
Fort Wayne, IN 46804
Telephone: (260) 969-3500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 21, 2015

Voting Information

        Purpose.     We are providing you with this Proxy Statement and these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2015 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 21, 2015, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

        Our fiscal year begins on January 1 and ends on December 31. References in this Proxy Statement to the year 2014, therefore, refer to the twelve-month period ended December 31, 2014.

        Internet Availability of Proxy Materials.     As permitted by the Securities and Exchange Commission's ("SEC") "notice and access" rules, this year we are making our proxy statement and 2014 annual reports (which are not part of the proxy solicitation materials) available to most of our stockholders via the Internet rather than by mail. Accordingly, by April 10, 2015, we will begin distributing to our stockholders either (i) for some, a paper copy of our proxy statement, the accompanying form of proxy card, and our 2014 annual reports, or (ii) for most, only a Notice of Internet Availability of Proxy Materials (the "Notice"), explaining how to access this proxy statement and other materials via the Internet, how to vote your shares, and, if you prefer, how to obtain a paper copy of these materials at no charge.

        Who Can Vote.     You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 23, 2015.

        Shares Outstanding.     On March 23, 2015, there were 241,655,699 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

        Annual Meeting Webcast.     We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com under "Investor Center—Annual Meeting." Aside from our Proxy Statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

        Voting of Shares.     If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are only considered the "beneficial" owner.

         Voting Shares Held by Brokers, Custodians, Banks or Other Nominees.     Many stockholders' shares are held by brokers, banks, custodians or other nominees ("Broker Held Shares"). In this situation, the "registered holder" on our stock register is that particular broker, bank, custodian or nominee. This is referred to as holding shares in "street name." In such cases, your name, as the actual "beneficial owner," does not appear in our stockholder register. Therefore, for Broker Held Shares, distributing the proxy materials and tabulating votes is a two-step process. The broker first informs us how many of their clients are beneficial owners, and we provide them with that number of sets of proxy materials. Each broker then forwards the proxy materials to its clients, who are the beneficial owners, to obtain their voting instructions. If you receive a paper copy of the proxy materials from your broker, the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

        For this reason, if your shares are held by your broker, you should follow your broker's instructions included on that form.

        If you do not give your voting instructions to your broker, your broker may not be able to vote your shares.     Under applicable rules of self-regulatory organizations governing brokers, your bank, broker, custodian or other nominee will be able to vote your shares only with respect to so-called "discretionary" items, not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, under which your broker may vote shares held in street name, even in the absence of your voting instructions. For the 2015 Annual Meeting, the only discretionary item is Proposal No. 2, the ratification of the selection of our independent auditors. On the other non-discretionary items, including the Election of Directors (Proposal No. 1), the Approval of the Steel Dynamics, Inc. 2015 Equity Incentive Plan (Proposal No. 3) and the non-binding Advisory Vote to Approve the Compensation of the Named Executive Officers (Proposal No. 4), if you do not give voting instructions to your broker, those shares will not be voted and will be treated as "broker non-votes."

         Voting Shares Held in Your Name.     If you are the record owner and whether you have received a paper copy of these proxy materials or only a Notice of Internet Availability of Proxy Materials, you may vote your shares only if you do so in person at the Annual Meeting, if you submit your instructions by telephone or on the Internet following the instructions contained in these proxy materials, or by proxy if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. Your "proxy"—that is, the persons named in your proxy card—will then vote your shares as you have directed.

        With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions, or if you do not specify how you want your shares voted with respect to one or more proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors"); FOR Proposal No. 3 (the "Approve the Steel Dynamics, Inc. 2015 Equity Incentive Plan"); and FOR Proposal No. 4 (the non-binding "Advisory Vote to Approve the Compensation of the Named Executive Officers").

        We realize that most of you will probably not be able to attend the meeting in person. Therefore, regardless of whether you are the record owner or the beneficial owner, it is very important that your shares be represented by proxy. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

  Required Vote.

        Quorum.    The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.

        Election of Directors.    For purposes of the election of directors (Proposal No. 1), a director nominee will be elected if he or she receives a majority of the votes cast FOR that person. However, in the event that a nominee receives a "WITHHOLD" vote (which shall be deemed a vote against that nominee) of greater than 50% of the votes, that nominee will be subject to the Board's automatic resignation policy and, therefore, will be deemed to have resigned as a director, subject only to the Board's ability, in the exercise of its discretion, to override the resignation if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its stockholders.

        Accordingly, you may vote "FOR ALL" of the director nominees, "WITHHOLD ALL" of the director nominees, or "WITHHOLD" your vote from one or more nominees by checking the "For All Except" box and writing in the name of the director or directors from whom you want to withhold your vote. Checking the "For All Except" box for that nominee will have the same effect as a vote "AGAINST" that nominee and will trigger that nominee's resignation if the total "WITHHOLD" votes for that nominee aggregate more than 50% of the total votes cast for or withheld from, and therefore, deemed as voted against that nominee.

        Other Proposals.    For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

        Your Choices on How to Vote by Proxy.     We are offering you four possible choices of how to vote by proxy:

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  Mail: if you have received a paper copy of these proxy materials, by marking, signing, dating and returning your enclosed proxy card in the enclosed envelope (if your shares are registered directly in your name) or by voting card (if your shares are registered in the name of your broker);

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  Telephone: if you have received a paper copy of these proxy materials, by using the toll-free telephone number and instructions shown on your proxy or voting card, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker;

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  Internet: whether in paper form or by Notice only, by using the web site information and instructions listed on your proxy or voting card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker; and

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  In person at the meeting.

        We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card or, in the case of Internet voting, in the Notice if you did not receive a paper copy of the proxy materials. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 20, 2015.

        The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

        We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

        Revocation of a Proxy.     You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

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  Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting;

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  Submit another proxy with a later date than your earlier proxy;

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  Vote by telephone or Internet on a later date than the date you earlier voted; or

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  Vote in person at the meeting.

        Multiple Stockholders Sharing the Same Address.     Under rules adopted by the SEC, we are permitted and have delivered a single copy of our Proxy Statement and Annual Report, or notice of availability of these materials, to stockholders sharing the same last name and address. This process, called house holding, allows us to reduce the number of copies of these materials that we must print and mail. However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop house holding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address, and account number.

        Cost of Preparing, Mailing and Soliciting Proxies.     We will pay all of the costs of preparing, printing and mailing this Proxy Statement and of soliciting these proxies. We will ask brokers to forward the proxy materials, our 2014 Annual Report and our Form 10-K to the persons who were our beneficial owners on the record date. We will also reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

        In addition, proxies may be solicited on our behalf in person, or by telephone, e-mail or other electronic means, by our officers, directors, and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Okapi Partners to assist us in the solicitation of proxies. We have agreed to pay Okapi Partners a fee of approximately $7,500 plus expenses for these services.

        Voting Results.     We will publish the voting results on our Company's website at www.steeldynamics.com under "Investor Center" following the Annual Meeting as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

        Investor Relations Department.     You may contact our Investor Relations Department in one of three ways:

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  Writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

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  E-mail to investor@steeldynamics.com; or

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  Phone the Investor Relations Department at 260.969.3500.

        Stockholder Communications with Directors.     If you wish to communicate with the Board of Directors, our non-executive Chairman of the Board, our Lead Independent Director, any individual director, or any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer at our corporate offices, 7575

West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, or, as appropriate, to our non-executive Chairman of the Board, to our Lead Independent Director or to the Company's legal counsel. Our Chief Financial Officer may also attempt to deal with the subject matter directly where it is a request for general information about the Company, or may elect to not forward or act on the matter where it consists of junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

Governance of the Company

        Governance Policy.     Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of the Company for the benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of the Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.'s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

        We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies, which is available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance." These include the following principles:

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  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required, at a minimum, to meet, and do meet, all applicable objective and subjective standards, including the Nasdaq Listing Rules for director independence, as more fully described in the discussion of "Director Independence" below.

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  Our Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

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  Our Board, at least annually, engages in a strategic planning meeting, during which it reviews and assesses our business strategies, although board-level discussions involving strategic issues occur regularly, as appropriate, throughout the year.

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  Independent and non-employee directors meet in executive session no less than quarterly.

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  Our Board and Board committees conduct an annual self-evaluation.

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  Our Board regularly reviews succession planning and related consideration of corporate talent development issues at all critical management levels, and, with respect to Chief Executive Officer and senior management succession, no less than annually.

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  Directors have unrestricted access to our officers and employees.

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  Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our Chief Executive Officer's performance.

        Board Leadership Structure.     Mr. Keith E. Busse serves as our non-independent, non-executive Chairman of the Board. If elected at the Annual Meeting, Mr. Busse will continue to serve as a member of our Board of Directors and, if so appointed again by the Board, as its non-independent, non-executive Chairman. Since 2010, the Board has operated with a Lead Independent Director, selected annually from among the independent directors. James C. Marcuccilli served as our Lead Independent Director during 2014. Mr. Marcuccilli, if elected at the Annual Meeting, will continue to serve as a member of our Board of Directors and, if so appointed again, as the Board's Lead Independent Director. The Chairman and Lead Independent Director serve at the pleasure of the Board and are appointed annually following the Annual Meeting.

        The non-executive Chairman presides at meetings of the Board and assists the Chief Executive Officer and Lead Independent Director in establishing the agenda for Board meetings. The non-executive Chairman is also available to perform other functions and responsibilities as may be requested by the Chief Executive Officer, the Lead Independent Director, or the Board, from time to time.

        The Lead Independent Director presides at all Board meetings at which the Chairman is not present, presides at all meetings of the executive sessions of the independent directors, serves as a liaison between management and the Board as well as between the Chairman and the independent directors, approves Board meeting agendas, assists the Board committee chairs in preparing agendas for the respective committee meetings, and has the authority to call meetings of the independent directors. In addition, he may perform such other functions and responsibilities as may be requested by the Board or the independent directors from time to time. The Lead Independent Director also serves as the Chair of the Board's Succession Planning Committee. The Lead Independent Director also has the authority to call additional executive sessions of the independent directors, in addition to those that are pre-planned. The Board considers that the Lead Independent Director's active involvement in the foregoing functions and activities will ensure the Board will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

        Board's Role in Risk Oversight.     The Board oversees the Company's risk management processes, including the identification of risk areas and issues and the oversight of risk assessment and risk management. Management reviews the processes with the full Board on a rolling periodic basis, by subject matter, including identification of key risk areas, including a consideration of the relationship between elements of risk and the Company's strategic planning process and key strategies as well as the Company's risk tolerance, and the steps taken to address them. More specifically, our Chief Financial Officer, in consultation with our Chief Executive Officer, business unit leaders, the corporate treasurer, internal audit director, legal counsel, and other necessary individuals, regularly undertakes various risk assessment analyses involving the principal risks we face, both separately and comprehensively; assessing how and in what ways these risks affect or may affect the Company or our operations; and how management, through compliance training, best practices awareness, and implementation of various programs and practices, identifies, evaluates, and undertakes to mitigate these risks. Whether involving financial, credit, tax, operational, electronic data systems, safety, environmental, employment-related, trade, regulatory, litigation, or other legal risks, management, in addition to its reports to the Board, periodically reports to:

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  the Audit Committee, regarding:

  (i)
  risks related to its duties and responsibilities prescribed in its charter;

  (ii)
  management's policies and processes for risk assessment and risk management and its periodic evaluation of the Company's risks and the steps management is taking, or proposes to take, to monitor and mitigate those risks; and

  (iii)
  the status and reasonableness of its disclosure controls and Sarbanes-Oxley Section 404 controls;

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  the Compensation Committee, regarding risk assessment and mitigation activities related to our compensation programs, policies and practices, to ensure that they do not encourage or engender unreasonable risk-taking or risk-inducing practices that might adversely impact stockholders and long-term stockholder value, and how such factors must be considered in formulating and reviewing our compensation programs, policies, and practices. Because:

  (i)
  our incentive compensation at the senior corporate and senior divisional level is team-based and, during 2014, was based, at the corporate level, on the Company's consolidated pre-tax income in excess of a pre-established minimum percentage return of stockholders equity and was based, at the divisional level, on profitability in excess of a return-on-assets hurdle rate;

  (ii)
  our annual incentive compensation at the operational or production level is also team-based and is based upon quality and volume of production and upon the cost to convert raw materials to quality finished products;

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  our long-term performance based incentive compensation is based on how the Company performs on four key Company-wide operating metrics (revenue growth, operating margin, return on invested capital, and return on equity) as compared to a pre-established group of our steel sector competitors over a rolling three-year period; and

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  our compensation programs do not reward risk-taking for short-term gain.

    We believe that the risks associated with our compensation policies and practices are within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company; and

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  the Corporate Governance and Nominating Committee, regarding the risks related to the duties and responsibilities prescribed in its Charter, including:

  (i)
  the institution, oversight, and monitoring of the Company's good governance best practices;

  (ii)
  the oversight of the Company's company-wide and senior officer level ethics rules and practices; and

  (iii)
  maintenance of effective Board representation by ensuring that thoughtful, well qualified and diligent people are selected as director candidates and as committee members.

        Committees and Meetings of the Board of Directors.     During 2014, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Compensation Committee consisted of four directors. Our Audit Committee and our Corporate Governance and Nominating Committee each consisted of five directors.

        The Board, together with management, periodically reviews the applicable provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the "Code"), and the Listing Rules of the Nasdaq Stock Market regarding corporate governance policies, processes, and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, updated and revised their charters during 2013 to take into account increased charter, legislative, regulatory and listing standards requirements as well as other governance changes. We also operate under a set of Corporate Governance Policies, which were also updated and revised during 2013. The Audit Committee Charter, the Compensation Committee Charter, the Corporate Governance and Nominating Committee Charter, and the Corporate Governance Policies, all as amended, may be found on our Company's website, at www.steeldynamics.com under "Investor Center—Corporate Governance", or by writing to Steel Dynamics, Inc., Attention: "Investor Relations Department," 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804 and requesting copies.

        The members of each committee, and the chair of each committee, are appointed annually by the Board. Each committee had the following members during 2014:

	Corporate Governance and Nominating	Compensation	Audit
Mark D. Millett
Richard P. Teets, Jr.
John C. Bates
Keith E. Busse
Frank D. Byrne, M.D.	x	x
Traci M. Dolan		x	Chair
Paul B. Edgerley			x
Dr. Jürgen Kolb	x		x
James C. Marcuccilli	Chair	x	x
Bradley S. Seaman	x		x
Gabriel L. Shaheen	x	Chair
Committee Meetings Held	4	4	8

        The Board also has a Succession Planning Committee. The Succession Planning Committee works with management and with the Board to review, monitor, and make recommendations regarding the succession planning process and procedures at all senior levels, including those relating to the Chief Executive Officer, and to the identification, development, and promotion of critical talent at senior management levels to address both planned leadership transition and unexpected transition challenges. The Succession Planning Committee consists of the Lead Independent Director and the chairpersons of each of the three other standing committees. The Succession Planning Committee consisted of four members during 2014 and was chaired by James C. Marcuccilli, our Lead Independent Director and chairperson of our Corporate Governance and Nominating Committee.

        The Board held eight regularly scheduled and special meetings during 2014. All directors attended at least 75% of those meetings as well as the meetings of each of the committees on which they served. The Company's independent directors met in executive session four times during 2014, without management present.

        We encourage all members of the Board to attend our Annual Stockholders Meeting. At the 2014 Annual Meeting, all of the Board members were in attendance.

        Director Independence.     Each of our Audit, Compensation, and Corporate Governance and Nominating Committee charters require that each member of each committee meet the following:

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  all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Rules for Nasdaq-listed companies as well as those additional independence requirements for Audit Committee members prescribed pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

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  the enhanced standards of independence, in effect during 2014, applicable to compensation committee members, including the requirement to consider the impact upon independence of the receipt of any consulting, advisory, or compensatory fee paid by the company (other than board fees), or of the existence of any "affiliate" relationship between the member and the company or any of its subsidiaries or affiliates;

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  the criteria for a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act; and

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  the criteria for what constitutes an "outside director" within the meaning of Section 162(m) of the Code.

        The Board must also annually make both an objective and an affirmative subjective determination that all such "independence" standards have been, and continue to be, met by the independent directors and members of each of our three standing committees as well as the additional heightened independence standards prescribed by SEC and Nasdaq Listing Rules for audit committee and compensation committee members. To be found to be objectively independent, each director must be neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries, nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

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  the director or a family member, directly or indirectly through either a family or entity relationship, received any payments from Steel Dynamics or any of its subsidiaries, during any period of twelve consecutive months within the preceding three years, (other than for Board or Committee service, from investments in the Company's securities, or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking, or financial advisory services;

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  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees;

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  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

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  the director is, or has a family member who is, a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services, in the current or prior three years, that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

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  the director is, or has a family member who is, employed as an executive officer of another entity where, at any time within the prior three years, any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

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  the director is, or has a family member who is, a current partner of Steel Dynamics' outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

        The Board made its independence determination with respect to each director for calendar year 2014 and for each director nominee for election to the Board of Directors at the 2015 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and Nasdaq Listing Rules.

        The Board determined that during 2014 seven of the eleven members of our Board of Directors, Frank D. Byrne, M.D., Traci M. Dolan, Paul B. Edgerley, Dr. Jürgen Kolb, James C. Marcuccilli, Gabriel L. Shaheen and Bradley S. Seaman, met all independence requirements thus, at all times constituting more than a majority of the eleven member Board. The Board has determined that, if elected at the 2015 Annual Meeting, of the eleven persons nominated as candidates for election as directors, the same seven directors would continue to meet all such independence criteria. The Board also determined that during 2014 and, if elected at the Annual Meeting, during 2015, four of our eleven directors, John C. Bates, Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr., were and will continue to remain non-independent. Mr. Millett and Mr. Teets are, and will continue to be, considered non-independent because of their current employment. Mr. Busse is considered objectively non-independent as a result of his three-year consulting agreement which ended on December 31, 2014. Mr. Bates is considered non-independent as a result of ownership and control of Heidtman Steel Products, Inc. ("Heidtman"), which purchases steel from our Company, representing 3% of consolidated net sales for 2014.

The Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee is responsible, among other things, for:

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  reviewing and evaluating developments in corporate governance practices, and reviewing and recommending to the Board effective corporate governance policies and procedures and appropriate charter provisions applicable to the Company as well as Board organization, size and composition;

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  establishing criteria for and identifying, evaluating, and recommending for election as directors both incumbent and prospective nominees who fit within the Committee's and the Board's criteria of board member requirements, and who, by virtue of their background, knowledge, attributes, skills, business, financial, and life experience and expertise, are willing and able to actively and materially contribute as a board member for election by Steel Dynamics' stockholders at each Annual Meeting, or for appointments by the Board to fill any director vacancies;

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  identifying Board members for assignment to various Board committees;

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  drafting and overseeing a Code of Ethics for Principal Executive Officers and Senior Financial Officers, a Company-wide Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of good governance practices (such as the policies listed below), copies of the foregoing policies are available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance":

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  Statement of Policy for the Review, Approval or Ratification of Transactions With Related Persons;

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  Policy Pertaining to Related Party Relationships;

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  Policy on Recoupment of Incentive-Based Executive Bonuses in the Event of Certain Restatements;

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  Policy Regarding Insider Trading and Certain Prohibited Transactions (Prohibition on Hedging, Short-Term Trading, and Options, and Restrictions on Pledging);

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  Antitrust and Commercial Fair Dealing Policy; and

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  Policy Governing the Receipt, Retention and Treatment of Complaints Regarding Accounting, Internal Accounting Controls, Auditing Matters, or Other Business or Financial Misconduct.

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  determining, recommending to the Board, or rendering advice regarding applicable statutory, regulatory or Nasdaq Listing Rules "independence" requirements for board or committee membership as well as rendering objective and subjective independence determinations; and

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  reviewing and evaluating, at least annually, the performance of Board and Board committee members and making recommendations to the Board concerning the number, function, and composition of the Board's committees.

        Director Nomination Process.     When considering a proposed candidate for nomination as a director for consideration by stockholders at an Annual Meeting or when a vacancy occurs on the Board, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee first identifies any potential gaps of skillsets, or additional skills that are or may be warranted and then identifies potential nominees to fill the need. Proposed nominees may be referred or recommended to the Committee from many different sources, including but not limited to members of the Committee, by other directors, by outside persons or advisors, by a stockholder in accordance with the procedures described below, or under the direction of the Committee and for its consideration at approval, by an outside independent professional firm.

        The Committee reviews background information on each proposed nominee, including the proposed nominee's accomplishments, experience, and skills. In addition to a candidate's inventory of skills and substantive qualifications, the Committee looks for various other demonstrated attributes, including:

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  business acumen;

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  financial literacy;

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  integrity;

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  independence;

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  informed judgment and practical wisdom;

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  collegiality;

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  a commitment to represent the long-term interests of the Company and its stockholders;

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  a willingness to devote the necessary time and attention to the Company's business and the needs of the Board, and its committees; and

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  the nominee's ability to work in and help maintain a productive environment.

        Additionally, the Committee considers industry knowledge, operational knowledge, international knowledge and other experiences, including safety, logistics, legal/governmental/regulatory, information technology and environmental as part of the director nomination process.

        Generally, the members of the Corporate Governance and Nominating Committee first consider current Board members for re-nomination to the extent they have determined that these persons, through their prior performance, have demonstrated that they meet the applicable criteria and have developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives. In the case of a proposed nominee recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        Stockholder Nominations.     The Corporate Governance and Nominating Committee will consider suggestions from stockholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a stockholder desiring to recommend a proposed nominee for consideration by the Committee, for nomination at the 2016 Annual Meeting of Stockholders, should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 10, 2015, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee, and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

The Compensation Committee

        The Board determined that all members of the Compensation Committee were independent during 2014 within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules as well as Rule 5605(d)(2)(A) of the Nasdaq Listing Rules (which contains the enhanced Nasdaq independence standards applicable to compensation committee members) and has also met the definition of a "non-employee director" within the scope of Exchange Act Rule 16b-3, and met the definition of an "outside director" within the meaning of Section 162(m) of the Code.

        The Compensation Committee is responsible, among other things, for:

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  establishing, reviewing, and approving corporate goals and objectives relating to our Chief Executive Officer's and Named Executive Officers' compensation;

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  evaluating our Chief Executive Officer's and other executive officers' as well as the Company's overall performance, at least annually, in light of those corporate goals and objectives and determining and approving their compensation based on this evaluation;

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  reviewing and approving the Company's executive compensation plans and agreements, including its equity-based plans; and, at least annually, reviewing the operation of all such plans and agreements and assessing the relationship between the Company's overall compensation policies and practices and financial risk;

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  exercising general oversight with respect to the Company's compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

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  reviewing and making recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of non-employee Board members;

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  overseeing regulatory compliance with respect to compensation matters and engaging the services of independent professional compensation consultants and advisors, with costs paid by the Company;

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  reviewing and determining compliance, with respect to each Committee member, of all required objective and subjective factors governing independence as well as the independence of the Committee's advisors, including its compensation consultants and advisors;

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  acting as the "Administrator" or "Committee" in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards, options, and grants thereunder; and

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  preparing and approving an annual report on executive compensation for inclusion in our Annual Report on Form 10-K and Proxy Statement, and reviewing and discussing with management the Company's Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included either in our Annual Report on Form 10-K, or alternatively, in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

        Compensation Committee Interlocks and Insider Participation.     None of our current or former officers or employees or any current or former officers or employees of our subsidiaries, served as a member of the Compensation Committee during 2014. Moreover, during 2014 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

The Audit Committee

        The Board has both objectively found and also affirmatively determined that all members of the Audit Committee are independent as defined by Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq Listing Rules, and also met all additional or enhanced criteria for Audit Committee membership independence set forth in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

        In addition, our Board has also determined that, for 2014, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met, and continues to meet, the criteria of an "audit committee financial expert" within the meaning of that term in Rule 407 of Regulation S-K. None of the members of the Audit Committee served on the audit committee of more than two other public companies.

        The Audit Committee is responsible, among other things, for:

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  the adequacy, quality, and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

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  the appointment, retention, compensation, independence, performance, and oversight of the Company's independent registered public accounting firm;

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  the audits of the Company's financial statements;

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  in consultation with management and with legal counsel, the Company's compliance with legal and regulatory filings and requirements;

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  the soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

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  the Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk, and market risk;

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  the preparation and approval of an Audit Committee Report required by the rules of the SEC for inclusion in the Company's annual Proxy Statement;

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  the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial, or auditing matters; and

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  the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K and, specifically, governing the review, approval or ratification of any such permitted related party transactions.

        The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the SEC. The Audit Committee also regularly meets privately with the independent auditors.

        The report of the Audit Committee is set forth in this Proxy Statement beginning at page 25.

        Section 16(a) Beneficial Ownership Reporting Compliance.     Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of the Company's common stock and other equity securities or derivatives as well as reports of changes in beneficial ownership. These persons are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Exchange Act filing requirements with respect to 2014 were met, except for a delinquent Form 5, regarding certain family gifts in 2013, required to have been filed on or prior to February 14, 2014 by Mr. Millett, three Form 4s, in respect of Mr. Millett's investment of company dividends in additional Company shares which were required to have been filed during each of the first three quarters of 2014, and a delinquent Form 4 for Mr. Busse, in respect of an August 12, 2013 sale of company shares.

        Stockholder Proposals for 2016.     Any stockholder satisfying the requirements of the Exchange Act Rule 14a-8, and wishing to submit a proposal for inclusion in our Proxy Statement for our 2016 Annual Meeting of Stockholders, must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 10, 2015.

        In addition, Section 2.9 of our bylaws governs the submission of nominations for director or other business proposals that a stockholder may wish to have considered at the annual meeting, but which are not included in our Proxy Statement for that meeting. Pursuant to that bylaw, any stockholder who has not submitted a timely or otherwise qualifying proposal for inclusion in next year's (2016's) Annual Meeting Proxy Statement, but still wishes to make a proposal at that 2016 Annual Meeting, must deliver written notice to our Chief Financial Officer no later than December 10, 2015. That notice must contain the information required by Section 2.9 of the bylaws, a copy of which can be viewed on our Company's website, at www.steeldynamics.com under "Investor Center—Corporate Governance," or a copy of which may be requested, addressed as noted above, free of charge. Furthermore, a proxy granted by a stockholder will be deemed to give discretionary authority to the proxies to vote that individual's shares on any matter introduced pursuant to the foregoing Section 2.9 advance notice bylaw.

Proposal No. 1
Election of Directors

        Our stockholders will be asked to elect eleven directors at the 2015 Annual Meeting.

        All of the persons listed below are incumbent members of our Board, and were elected at the 2014 Annual Meeting. As a result of its ongoing performance review by the Corporate Governance and Nominating Committee (see "The Corporate Governance and Nominating Committee—Director Nomination Process"), each incumbent Board member's service and performance as a director during 2014 has been determined to have met all expectations. Therefore, these incumbent director candidates have been recommended for nomination by the Committee and, as such, have been nominated by the Board of Directors. Each director, if elected, will serve until our 2016 Annual Meeting of Stockholders, or until a qualified successor director has been elected.

        We will vote the shares you hold in your own name in the manner you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If you wish your shares voted for some, but not all, of the nominees, or if you wish to "WITHHOLD" your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy. As previously described in the "Required Vote" section of this Proxy Statement, if you WITHHOLD your vote from a nominee, that will have the same effect as a vote AGAINST that nominee.

        If your shares, however, are Broker Held Shares, be sure to instruct your broker, bank, custodian, or nominee on how you want your shares voted, with respect not only to this Proposal No. 1, but to each of the proposals on the agenda. If you do not give your instructions, your broker, bank, custodian, or nominee will not be able to vote your shares. (See "Voting Shares Held by Brokers, Custodians, Banks or Other Nominees" at page 2.)

        As previously noted, therefore, upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Mark D. Millett, Richard P. Teets, Jr., John C. Bates, Keith E. Busse, Frank D. Byrne, M.D., Traci M. Dolan, Paul B. Edgerley, Dr. Jürgen Kolb, James C. Marcuccilli, Bradley S. Seaman and Gabriel L. Shaheen for election as directors for a one year term. All but Messrs. Millett, Teets, Bates and Busse are independent directors.

        The Board has also reviewed all transactions during 2014 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons, described at page 71, and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors.

        No significant Transactions With Related Persons, involved any director, except for John C. Bates, a co-founder and director of the Company since inception, who is also the President and Chief Executive Officer of Heidtman, a customer of the Company. The commercial fairness of the transactions between the Company and Heidtman have been continuously approved in accordance with such Policy.

        The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        Each of the nominees for election as director has indicated his or her willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee. In that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Name	Position with Steel Dynamics, Inc.	Age	Director Since
Mark D. Millett	Director, President and Chief Executive Officer	55	1993
Richard P. Teets, Jr.	Director, Executive Vice President for Steelmaking, President and Chief Operating Officer of Steel Operations	59	1993
John C. Bates	Director	71	1993
Keith E. Busse	Director, Non-Executive Chairman of the Board	72	1993
Frank D. Byrne, M.D.	Director	62	2005
Traci M. Dolan	Director	57	2012
Paul B. Edgerley	Director	59	2002
Dr. Jürgen Kolb	Director	72	1996
James C. Marcuccilli	Lead Independent Director	64	2005
Bradley S. Seaman	Director	54	2013
Gabriel L. Shaheen	Director	61	2009

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES

        Mark D. Millett, a co-founder of our Company and a director since inception, was appointed our President and Chief Executive Officer effective January 1, 2012. Prior to that, from April 2011, Mr. Millett served as our President and Chief Operating Officer and, from June 2008 to April 2011, our Executive Vice President of Metals Recycling and Ferrous Resources and President and Chief Operating Officer of OmniSource Corporation. In that role, he was responsible for the Company's metallic resources platform, including all ferrous and non-ferrous metals recycling operations, as well as the Company's ironmaking initiatives. In 2007 and 2008, Mr. Millett managed the Company's flat roll operations, including the Butler Flat Roll Division, Jeffersonville coating facilities and The Techs. From 1998 to 2007, Mr. Millett managed the Company's Flat Roll Division at Butler, Indiana, including the hot mill, cold mill, and coating facilities. Between 1993 and 1996, Mr. Millett was responsible for the design, construction and start-up operation of the Company's Butler, Indiana flat roll, melting and casting operations. A metallurgist by training, Mr. Millett, prior to his co-founding of Steel Dynamics, served from 1981 to 1985 as chief metallurgist for Nucor Corporation's Darlington, South Carolina, division, charged with developing the world's first commercially viable thin-slab-casting process as the manager of that project at Nucor's Hazelett facility. In 1987, Mr. Millett was given the responsibility by Nucor for the design, construction, staffing, and operation of the melting and casting facility at Nucor's world's-first thin-slab casting facility at Crawfordsville, Indiana. Mr. Millett holds a bachelor's degree in metallurgy from the University of Surrey in England (1981). Mr. Millett was named Steelmaker of the Year in 2014 by the Association of Iron and Steel Technology. Mr. Millett brings to the Board both a wealth of training and experience in steel metallurgy and in casting and coating technology and, by reason of his leadership of the Company's Iron Dynamics and Mesabi Nugget projects, a comprehensive knowledge of iron making technology as well as, by reason of his leadership of OmniSource Corporation, a strategic and operational understanding of scrap metal recycling as both a resource for a steel manufacturing business and as an independent business platform.

        Richard P. Teets, Jr. is a co-founder of our Company and a director since inception. In August 2008, Mr. Teets was appointed Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations. In April 2007, Mr. Teets became an Executive Vice President, overseeing the Company's four long-products steelmaking divisions and the steel fabricating business, New Millennium Building Systems. In 1998, Mr. Teets initiated the planning for construction of the Company's structural-steel mill at Columbia City, Indiana. From 1998 to 2007, he managed the construction, start-up, and operation of the structural mill and was responsible for its commercial success and growth. From 1993 to early 1996, Mr. Teets was responsible for the planning and construction of the Company's pioneering flat roll steel mill in Butler, Indiana as well as its subsequent construction of a cold rolled facility, after which he became Vice President and General Manager of Rolling and Finishing at the flat roll mill. Prior to that, after a ten year career at J&L Steel (later LTV Steel), Mr. Teets joined Nucor Corporation in 1987 as an engineering manager at Crawfordsville, Indiana, where he was given broad responsibility for the design and construction of its new thin-slab-casting facility at that location. Thereafter, in 1991, he assumed responsibility for Nucor's Crawfordsville, Indiana cold-rolling and finishing operations. Mr. Teets holds a bachelor's degree in mechanical engineering from Lafayette College (1977) and a master's degree in business administration from Duquesne University (1982). Mr. Teets brings to the Board a strong academic and operational background and business experience in the design, construction and operation of steel mill facilities, as well as demonstrated leadership in organizing, budgeting for and directing complex projects, both at the construction and operational levels.

        John C. Bates is a co-founder of our Company and a director since inception. He is the President and Chief Executive Officer and a director of Heidtman, which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman is a large steel service center, with plants located throughout the Midwest and Eastern United States, serving the automotive, heavy truck, construction, metal building, pipe and tube and various other OEM product suppliers with hot rolled, cold rolled and various coated products. Heidtman is our largest customer for our steel products. Mr. Bates was recognized in 2013 as Service Center Executive of the Year by Metal Center News. Mr. Bates' intimate knowledge of the service center industry, which represents a meaningful portion of our steel customer base and resulting revenues from steel operations, is a strategic asset to both management and the Board in enabling the Company to remain at the forefront of the commercial steel distribution business and to maintain the Company's leadership position in that marketplace.

        Keith E. Busse is a co-founder of our Company, non-executive Chairman of the Board and a director since inception. Prior to his retirement on December 31, 2011, Mr. Busse had been our Chief Executive Officer since inception. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation in various capacities, including general manager of its Vulcraft subsidiary in St. Joe, Indiana. In 1986, Mr. Busse was appointed by Nucor to be the general manager of, and to head the construction and operation of, the world's first flat roll steel mini-mill utilizing thin-slab-casting steel technology at Crawfordsville, Indiana. Mr. Busse holds an undergraduate degree in accounting from International Business College, a degree in business finance from St. Francis College (now the University of St. Francis) and a master's degree in business administration from Indiana University. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States. He serves as a director of Accuride Corporation and previously served as Chairman of the board of Tower Financial Corporation. Mr. Busse's ongoing contributions to the Board, as one of the most innovative and strategic minds in the steel business, and his leadership skills as both visionary and as motivator, are invaluable, even as the Company has matured and is poised for further growth.

        Frank D. Byrne, M.D. was President, until his retirement at the end of 2014, of St. Mary's Hospital in Madison, Wisconsin, part of SSM Health Care, a multi-state healthcare delivery system, since 2004. Previously, he served in a variety of executive leadership and governance roles at Parkview Health, a regional healthcare system in northeast Indiana, from 1991-2004, including serving as President of Parkview Hospital from 1995-2002. He practiced pulmonary and critical care medicine in Fort Wayne, Indiana from 1982-1994. He served as a board member of Lincare Holdings from 1999 until the company was acquired by Linde AG in 2012, serving on Lincare's audit, nominating and governance, and compliance committees. Dr. Byrne has also served in numerous governance roles in not-for-profit and privately held organizations for more than 20 years, including hospitals, health systems, health insurance companies, community foundations, multispecialty physician practices, and professional associations. Dr. Byrne holds a Bachelor of Science degree in pre-professional studies from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977) and a master of medical management degree from Carnegie Mellon University (1999). He attended the Executive Program at the University of Michigan Business School and corporate governance education programs at Harvard Business School, the University of Wisconsin, and Stanford University schools of Business and Law. Dr. Byrne is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee. Dr. Byrne brings to the Board extensive executive leadership and governance experience, as well as experience in management of complex organizations, employment-related matters, compensation policies, mergers and acquisitions, safety, and process improvement.

        Traci M. Dolan, currently retired, served ten years (2004-2014) with ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 until February 2014, she served as Chief Administrative Officer and Corporate Secretary in which she was responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management, and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions, among other responsibilities. Prior to joining ExactTarget, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc., which she joined in March 2000. From 1995 to 2000, Ms. Dolan was with Macmillan Publishing, USA where she held various financial and operating positions including Vice President of Finance and Operations, and before that, Controller and Vice President of Finance. She began her career at Coopers & Lybrand, progressing to the role of audit manager. She holds a Bachelor of Science Degree in Business from Indiana University (1981). Ms. Dolan is Chairperson of our Audit Committee and a member of our Compensation Committee. Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management as well as experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies.

        Paul B. Edgerley has been Managing Director of Bain Capital Partners, LLC, a private equity firm since 1990. From 1988 to 1990, he served as a principal of that firm. Prior to joining Bain Capital Partners, LLC, Mr. Edgerley spent five years at Bain and Company, Inc., where he worked as a consultant and a manager in its health care information services, retail, and automotive industries. Prior to that, Mr. Edgerley served as a certified public accountant with Peat Marwick Mitchell & Company. Mr. Edgerley holds a bachelor's degree from Kansas State University (1978), with emphasis on accounting, and a master's in business administration degree from Harvard Business School (1983). He is a director of HD Supply Holdings, Inc., Hero Motorcorp and Sensata Technologies Holding N.V., all of them publicly held companies. Mr. Edgerley is a member of our Audit Committee. Mr. Edgerley's more than 20 years of experience in the complex world of venture capital and private equity investing, together with his extensive skills and experience in financial analysis and management, provides unique insight to the Board across the spectrum from budgeting to operations analysis to mergers and acquisitions analysis, financing and integration.

        Dr. Jürgen Kolb, currently retired, served for fifteen years (1986-2001) as a member of Salzgitter, AG's Management Board, including responsibility as Director of Sales and Executive Vice President and Chairman of Salzgitter's world-wide Trading, Warehousing and Steel Service Center activities. Salzgitter, AG is a large German steelmaker. Dr. Kolb has served in numerous capacities within the German, European and World Steel Federation and regularly consults with both private and publicly traded steel and other industrial companies and private equity firms internationally. Dr. Kolb holds degrees from the Johann Wolfgang Goethe University in Frankfurt, Germany (1967) and from the Ruhr-University in Bochum, Germany (1976). Dr. Kolb is a member of both our Audit Committee and of our Corporate Governance and Nominating Committee. Dr. Kolb brings to the Board international expertise and experience, not only in steelmaking technologies across all product lines, but also regarding the conditions and operating trends in the global steel markets.

        James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of STAR's financial institutions throughout Indiana. He has also had management experience in transportation (1965-2002) and Ready-Mix and Aggregates business (1968-2007). Mr. Marcuccilli has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and is a board member of the Indiana Economic Development Corporation (2004 to present). Mr. Marcuccilli holds a bachelor's degree in business finance from the University of Notre Dame (1973). Mr. Marcuccilli is a member of both our Compensation Committee and of our Audit Committee and is Chairperson of our Corporate Governance and Nominating Committee. Mr. Marcuccilli was appointed the Company's Lead Independent Director in December 2011 and has served in this capacity since then. He brings to the Board his extensive experience in financial analysis and management, in banking and in organizational management and a background as a successful entrepreneur, having assisted in the growth and development of STAR Financial Bank from a single rural bank in the early 1970s to its status today as one of Indiana's premier banking institutions.

        Bradley S. Seaman has been employed, since August 1999, by Tricor Pacific Capital, Inc., a private equity firm that makes control investments in lower middle market companies in the United States and Canada. Founded in 1996, Tricor, with offices in Lake Forest, Illinois and Vancouver, British Columbia, has acquired nearly sixty companies in specialty manufacturing, business services, and value-added distribution. From 1999 through December 2011, Mr. Seaman was Tricor's Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding, and investments. Prior to joining Tricor, and from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation, a division of the General Electric Company, where he held a number of increasingly senior positions in GE's Transportation & Industrial Funding and Commercial Finance units, ultimately being promoted to head GE Capital's transactions origination teams in Ohio, Michigan and Missouri. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital's debt and equity products on the emerging private equity market, and, in that capacity, headed GE's offices in New York and Chicago. During this period, Mr. Seaman also led GE's involvement in the original equity and debt financing for Steel Dynamics in June 1994. Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986). Mr. Seaman is a member of both our Audit Committee and of our Corporate Governance and Nominating Committee. He brings to the Board a comprehensive understanding and experience in the debt and equity capital markets, management experience, manufacturing expertise, and both operational and corporate governance experience drawn from his involvement in the management and oversight of Tricor's platform companies.

        Gabriel L. Shaheen, from 2000 to the present, has served as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC, both of them providing private advisory services to both start-up and existing life insurance, annuity insurance, and other financial services organizations as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States. Prior to that, from November 1996 through January 1998, he served as Managing Director of Lincoln UK, Lincoln National Corporation's British subsidiary, and from May 1994 through November 1996, served as Chairman, President and Chief Executive Officer of Lincoln National's reinsurance business and companies, including life and health, worldwide. Mr. Shaheen is an actuary by profession, having received his bachelor's degree in actuarial math from the University of Michigan (1976) and a master's degree in actuarial science from the University of Michigan (1977). Mr. Shaheen serves as Chairman of the board of directors of Horace Mann Educators Corporation, a public company. Mr. Shaheen is Chairperson of our Compensation Committee and a member of our Corporate Governance and Nominating Committee. Mr. Shaheen brings an extensive background of training, skills, and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.

Director Compensation

        The following table presents the total compensation for each person who served as a non-employee member of the Board during 2014. Other than as set forth in the table, and described more fully below, we did not pay any other compensation or make any equity or non-equity awards to any of the non-employee members of the Board. Mr. Millett, who is our Chief Executive Officer, and Mr. Teets, who is our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations, received no compensation for their service as members of the Board and, consequently, are not included in this table. The compensation received by Messrs. Millett and Teets, as employees of the Company, is presented in the 2014 Summary Compensation Table on page 47.

        Cash Compensation.     For 2014, the standard cash compensation arrangements for the non-employee members of the Board included a $80,000 annual cash retainer (payable quarterly), as well as cash committee participation fees and retainers as follows:

	Committee Chair	Committee Member	Annual Retainers
Audit Committee	$25,000	$12,000	N/A
Compensation Committee	20,000	7,500	N/A
Corporate Governance and Nominating Committee	12,000	7,500	N/A
Lead Independent Director	N/A	N/A	$60,000
Non-Executive Chairman of the Board	N/A	N/A	125,000

        The Company had a consulting agreement with former Chief Executive Officer and current non-executive Chairman of the Board Keith E. Busse, to secure his continued services on behalf of the Company, following his retirement on December 31, 2011. Under this agreement, which had a three-year term that ended on December 31, 2014, Mr. Busse served as an advisor and resource to our Chief Executive Officer, as requested, on a variety of matters that are integral to our business, including steel sector and general industry and economic conditions, strategic planning, new and existing business initiatives, industry relations, markets, resources, and technology matters. Under this agreement, Mr. Busse received a cash retainer of $400,000 in 2012, the initial year of the agreement, and $300,000 in each of 2013 and 2014. In 2014, we did not have any other special cash compensation arrangements with any of the non-employee members of the Board.

        Non-employee members of the Board may elect to defer up to 100% of their annual cash board service retainer, in increments of 10%, in the form of deferred stock unit ("DSU") a book-entry award expressed in units but ultimately settled at the end of the deferral period in a like number of shares of the Company's common stock. This deferral election must be made at the beginning of each year before the compensation is earned. The director is required to elect, in advance, the applicable deferral period, specifically, for a period of either one year or the earlier to occur of five years or one year following his or her retirement from the Board, for settlement and conversion of his or her DSU award into an equivalent number of shares of the Company's common stock.

        Equity Compensation.     Non-employee members of the Board also receive an annual equity award, in the form of DSUs. In 2014, these DSU awards each had a grant date fair value of $100,011. Each non-employee member of the Board is required to elect, in advance, the applicable deferral period for settlement and conversion of his or her DSU award into an equivalent number of shares of the Company's common stock, specifically, for a period of either one year or the earlier to occur of five years or one year following his or her retirement from the Board.

  Equity Ownership Policy for Directors

        We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company's common stock equal to at least five times his or her annual cash retainer, currently $80,000, for an aggregate of $400,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within five years of joining the Board. As of the date of this Proxy Statement, we believe that each of the non-employee members of the Board either satisfies, or will satisfy this requirement, on a timely basis.

2014 Director Compensation Table

Name(a)	Fees Earned or Paid in Cash (b)(1)	Stock Awards(2) (c)	All Other Compensation(3) (g)	Total (h)
John C. Bates	$77,522	$100,011	$—	$177,533
Keith E. Busse	190,000	100,011	319,472	609,483
Frank D. Byrne, M.D.	91,772	100,011	—	191,783
Traci M. Dolan	106,388	100,011	—	206,399
Paul B. Edgerley	88,500	100,011	—	188,511
Dr. Jürgen Kolb	95,250	100,011	—	195,261
James C. Marcuccilli	168,025	100,011	—	268,036
Bradley S. Seaman	87,667	137,512	—	225,179
Gabriel L. Shaheen	101,750	100,011	—	201,761

(1)
The following directors elected to receive all or a portion of their cash compensation in the form of a DSU award: Mr. Bates received a DSU award for 1,757 shares of the Company's common stock with a grant date fair value of $40,022 in lieu of cash, Dr. Byrne received a DSU award for 879 shares of the Company's common stock with a grant date fair value of $20,022 in lieu of cash, and Mr. Marcuccilli received a DSU award for 923 shares of the Company's common stock with a grant date fair value of $21,025 in lieu of cash.

(2)
The amounts reported in this column represent the grant date fair value of the DSU awards granted on June 1, 2014 under the Company's Amended and Restated 2006 Equity Incentive Plan ("2006 Plan"). These DSU awards were each for 5,791 shares of the Company's common stock on the basis of the Nasdaq closing market price for the Company's common stock on the last business day prior to the grant date. Each 2014 DSU award vested in full on the grant date, June 1, 2014, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company's common stock on a one-for-one basis. Additionally, Mr. Seaman received a DSU award for 2,154 shares of the Company's common stock, representing a pro rata portion of the full-year award provided to the other directors in 2013, on the basis of the Nasdaq closing market price for the Company's common stock on the last business day prior to the grant date. This DSU award vested in full on the grant date, February 28, 2014, subject only to the particular deferred settlement date elected in advance by Mr. Seaman for settlement of the DSU award into shares of the Company's common stock on a one-for-one basis.

(3)
The amounts reported in this column include the $300,000 retainer, earned in 2014, pursuant to Mr. Busse's consulting agreement with the Company, as well as life insurance premiums, health insurance premiums, and a related tax gross-up on the life insurance arrangement.

Security Ownership of Directors and Executive Officers

        The following table shows how much Steel Dynamics, Inc. common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees, and executive officers, as a group, beneficially owned as of March 23, 2015. The Named Executive Officers include the Chief Executive Officer, Chief Financial Officer, and the three other Named Executive Officers at the end of 2014. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.

	Beneficial Ownership as of March 23, 2015
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Mark D. Millett(1)	2,971,979	16,507	2,988,486	1.2%
Theresa E. Wagler(2)	211,012	16,507	227,519	0.1%
Richard P. Teets, Jr.(3)	5,257,052	12,085	5,269,137	2.2%
Russell B. Rinn(4)	78,583	4,785	83,368	0.0%
Christopher A. Graham(5)	12,021	—	12,021	0.0%
Directors
John C. Bates(6)	497,893	—	497,893	0.2%
Keith E. Busse	1,085,898	20,633	1,106,531	0.5%
Frank D. Byrne, M.D.	52,827	—	52,827	0.0%
Traci M. Dolan	17,606	—	17,606	0.0%
Paul B. Edgerley	369,314	—	369,314	0.2%
Dr. Jürgen Kolb	56,358	—	56,358	0.0%
James C. Marcuccilli	51,897	—	51,897	0.0%
Bradley S. Seaman	8,107	—	8,107	0.0%
Gabriel L. Shaheen(7)	37,480	—	37,480	0.0%
Directors and Executive Officers as a Group (14 persons)	10,708,027	70,517	10,778,544	4.4%

†
Represents currently exercisable options.

*
Assumes exercise of all stock options covering 1,321,134 shares currently exercisable, with a corresponding increase in the number of outstanding shares from 241,655,699 on the record date to 242,976,833.

(1)
Mr. Millett (55) is a co-founder of our Company and a director since inception. On January 1, 2012, Mr. Millett was appointed President and Chief Executive Officer.

(2)
Ms. Wagler (44) has been our Executive Vice President and Chief Financial Officer since May 2007.

(3)
Mr. Teets (59) is a co-founder of our Company and a director since inception. Mr. Teets has been our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations since August 2008. His ownership includes 94,089 shares of the Company's common stock owned by Mr. Teets' spouse and 15,352 shares held in trust for Mr. Teets' children, with respect to which Mr. Teets disclaims beneficial ownership of all these shares.

(4)
Mr. Rinn (57) has been our Executive Vice President for Metals Recycling, and President and Chief Operating Officer of OmniSource Corporation since July 2011.

(5)
Mr. Graham (51) has been our Vice President of Steel Dynamics and President of New Millennium Building Systems since May 2014.

(6)
Consists of all shares of the Company's common stock held of record by Heidtman, of which Mr. Bates is the President and Chief Executive Officer. Of Mr. Bates' beneficially owned shares, 470,403 shares, or 94% of the total, which are held by Heidtman are pledged as collateral to secure a loan to Heidtman.

(7)
Includes 3,000 shares held in Mr. Shaheen's retirement plan.

Security Ownership of Certain Beneficial Owners

        At December 31, 2014, based upon filings with the SEC, and based upon a total of 241,449,423 shares issued and outstanding at that time, the following persons owned more than 5% of the Company's common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	17,177,257	7.1%
55 East 52nd Street
New York, NY 10022
The Vanguard Group(2)	14,124,285	5.9%
100 Vanguard Blvd.
Malvem, PA 19355
FMR LLC(3)	14,038,469	5.8%
245 Summer Street
Boston, MA 02210

(1)
Share amounts are based on a Schedule 13G/A filed with the SEC on January 26, 2015, reporting beneficial ownership as of December 31, 2014, which indicates that BlackRock, Inc. has sole voting power of 16,182,111 of the shares shown and sole dispositive power of 17,177,257 of the shares shown.

(2)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 11, 2015, reporting beneficial ownership as of December 31, 2014, which indicates that The Vanguard Group has sole voting power of 159,002 of the shares shown, sole dispositive power of 13,985,083 of the shares shown and shared dispositive power of 139,202 of the shares shown.

(3)
Share amounts are based on a Schedule 13G filed with the SEC on February 13, 2015, reporting beneficial ownership as of December 31, 2014, which indicates that FMR LLC has sole voting power of 298,399 of the shares shown and sole dispositive power of 14,038,469 of the shares shown.

Proposal No. 2
Ratification of the Appointment of Independent
Registered Public Accounting Firm as Auditors

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to conduct our annual audit for the year 2015. Although not legally required, but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm's appointment for 2016.

        Ernst & Young LLP conducted our annual audit for 2014, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

        The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

        Audit and Non-Audit Fees.     The following table presents fees paid for professional audit services rendered by Ernst & Young LLP, an independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2013 and 2014.

	2013	2014
Audit Fees	$1,651,000	$1,871,000
Audit Related Fees	—	92,000
Tax Fees	59,000	175,000
All Other Fees	—	—

	$1,710,000	$2,138,000

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.     Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax, and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

        Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

  1.
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

  2.
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters, and transfer pricing studies).

        Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

Report of the Audit Committee

        Management, our independent registered public accounting firm, and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. In addition, Ernst & Young LLP is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our independent registered public accounting firm. The Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm, legal counsel, and other advisors in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our independent registered public accounting firm.

        The Audit Committee operates under a written Charter that is available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance." The Audit Committee's specific responsibilities are summarized in this Proxy Statement under "Governance of the Company—The Audit Committee."

        The Audit Committee selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. In that regard, the Audit Committee approved the selection and engaged the services of Ernst & Young LLP as our independent auditing firm for the Company's fiscal year ended December 31, 2014 and recommends Ernst & Young LLP as our independent auditing firm for the Company's fiscal year ending December 31, 2015.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) ("PCAOB") and required to be reported to the Audit Committee by Ernst & Young LLP by SEC Regulation S-X, Rule 2.07. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communication with Audit

Committees Concerning Independence), and has discussed with the auditors their independence. The Audit Committee has also reviewed and discussed with management and with Ernst & Young LLP management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young LLP's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has also considered whether the provision of services by Ernst & Young LLP, not related to the audit of the financial statements referred to above, is compatible with maintaining Ernst & Young LLP's independence.

        In fulfilling its oversight responsibilities during 2014, the Audit Committee met with Ernst & Young LLP eight times with management present and four times without management present. Based upon the Audit Committee's discussions with management and our independent registered public accounting firm, and the Audit Committee's review of the audited financial statements and the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee:

Traci M. Dolan, Chair
Paul B. Edgerley, Member
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member
Bradley S. Seaman, Member

April 10, 2015

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Gabriel L. Shaheen, Chair
Frank D. Byrne, M.D., Member
Traci M. Dolan, Member
James C. Marcuccilli, Member

April 10, 2015

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis may contain statements regarding future corporate and individual performance objectives and target levels. We have disclosed these objectives and target levels in the limited context of the Company's executive compensation program. Therefore, you should not take these statements to be statements of management's expectations or estimates of results or other guidance. We specifically caution stockholders not to apply any such statements to other contexts.

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Mr. Millett, our President and Chief Executive Officer;

  •
  Ms. Wagler, our Executive Vice President and Chief Financial Officer;

  •
  Mr. Teets, our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations;

  •
  Mr. Rinn, our Executive Vice President for Metals Recycling and President and Chief Operating Officer of OmniSource Corporation; and

  •
  Mr. Graham, our Vice President of Steel Dynamics and President of New Millennium Building Systems.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis as the "Named Executive Officers." Mr. Graham was appointed a named executive officer in May 2014.

        This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide to our executive officers, including the Named Executive Officers. In addition, we explain how and why the Compensation Committee arrived at the specific compensation actions and decisions involving our executive officers during 2014.

Executive Summary

  Executive Compensation Structure

        Until adoption in 2012 of the Steel Dynamics Long-Term Incentive Compensation Program (the "LTIP") within the framework of the Company's Amended and Restated 2006 Equity Incentive Plan, our executive compensation program had been centered around our highly-leveraged, annual incentive compensation plan, which, has been in effect since the Company's inception and which we refer to as the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan (the "Annual Plan"). Payments under the Annual Plan are entirely dependent upon an objective formula tied to our profitability. The design and operation of the Annual Plan is described below under "Summary of Executive Compensation Program Components: Annual Incentive Compensation." Although we have found this approach, which emphasizes collaboration among our executive officers, to have been consistently effective, during the first 18 years of our operating life, in reinforcing the same team-oriented philosophy that we use to compensate our production-level employees, by focusing on the importance of producing consistent and profitable operating results for the benefit of our stockholders, the Annual Plan did not adequately recognize and compensate longer-term exemplary management performance in relation to our Company's peers, especially in times of cyclical or other general economic downturns. More specifically, oftentimes, where our executive management team outperformed its peers, when measured against a number of specific and important operating measures, even in the face of challenging steel industry market conditions that adversely affected our peers, as well as our own Company profits, we were lacking an appropriate incentive mechanism to recognize such accomplishments.

        Further, in recent years, because of the challenging conditions affecting the overall steel industry, the incentives provided under our Annual Plan alone generally resulted, in actual total direct compensation for our executive officers, in spite of their exceptional relative performance, that was substantially below the median of their compensation peer group, which benefited from long-term incentive programs that recognized additional operating measures. The Compensation Committee became concerned that it might negatively affect our ability to attract and retain both our outstanding existing management team, as well as the kind of future management talent upon which the long-term interest of our stockholders depends. The Compensation Committee believed that the enhancement of our executive officers' target total direct compensation opportunities with the addition of the LTIP, would render our overall executive compensation package more competitive, from a market perspective while, at the same time, also sending a strong message to our executive officers that a significant portion of their financial rewards will be directly tied to their ability to outperform our competitors and to produce long-term value for our stockholders.

        Accordingly, in 2012, the Compensation Committee acted to begin to augment and rebalance the overall orientation of our executive compensation program by adopting and implementing the LTIP, which specifically focuses on the Company's performance, when measured against several enumerated financial measures, in relation to our steel sector competitors. In addition, the LTIP ties the incentives, if earned, to a longer-term payout horizon than the shorter-term orientation of the Annual Plan. We believe that the addition of the LTIP enables our executive officers to be recognized and rewarded for outperforming their peers, even under challenging economic and steel industry market conditions, where compensation under our annual incentive compensation plan may not adequately reflect the extent to which their efforts have produced superlative results that will inure to the long-term interest of our stockholders.

        During 2014, our executive compensation program supported this broader compensation orientation in the following ways:

  •
  The base salaries of our executive officers continued to be set with a view to emphasize the importance of their short-term (annual) incentive compensation opportunities, to ensure that they would continue to be motivated to manage for maximum profitability; the philosophy that has successfully produced industry-leading operating results consistently since the inception of the Company and the basis upon which the Annual Plan has operated;

  •
  The largest portion of our executive officers' target total direct compensation opportunity continued to be comprised of short-term (annual) incentive compensation opportunities, pursuant to the Annual Plan, which is capped at a specified multiple of base salary, based upon a formula predicated, on our adjusted net income in excess of a pre-established minimum percentage return on stockholders equity and, for our divisional executive officers in part, based on a specified return on assets measure. Annual incentive compensation awards under the Annual Plan have consisted primarily of cash, but also provide the potential, during years of exceptional profitability, for the receipt of equity compensation in the form of restricted shares of the Company's common stock, vesting one-third at the time of the award payment and one-third each for the following two years; and

  •
  The long-term incentive compensation opportunities of our Named Executive Officers have been enhanced through the grant of performance share awards pursuant to the LTIP. The LTIP provides additional incentive-based compensation opportunities in the form of shares of the Company's common stock for exceptional financial performance in designated categories, as measured relative to a pre-established group of steel sector competitors, evaluated on the basis of the comparable criteria and performance measures.

        In summary:

        The annual incentive compensation award opportunities for our corporate executive officers, including our Chief Executive Officer and our Chief Financial Officer, are based on Company-wide profitability, in excess of a pre-established minimum percentage return of stockholders equity, while the annual incentive compensation award opportunities of our divisional executive officers, with both Company-wide and business unit responsibilities, are based in part on Company-wide profitability and in part on profitability of the division or business units that they manage, in excess of a prescribed hurdle rate of return on assets deployed to that division or business unit. We have selected these measures as the primary performance measures for determining the annual incentive compensation awards under the Annual Plan because we deem them to be both objective and clearly aligned with annual profitability.

        The long-term incentive compensation award opportunities granted to the designated Named Executive Officers under the LTIP are based on Company-wide operating performance, measured on the basis of four key elements: revenue growth, operating margin, return on invested capital, and return on equity, compared to the same performance measures, of a pre-established group of steel sector competitors, over a long-term (three-year) measurement period, and subject also to a multi-year service-based vesting requirement. We have selected these performance measures for determining the amount of the awards earned, because we believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry.

  Pay for Performance Design

        Both our annual incentive compensation award opportunities and our long-term incentive compensation award opportunities have a common pay-for-performance design. Each rewards one or more elements important to the short-term and long-term interests of the Company and its stockholders.

        For illustration purposes, the operation of the short-term aspect of our executive compensation philosophy, expressed through the Annual Plan, insofar as it has impacted the Named Executive Officers, is demonstrated by the annual incentive compensation award paid to our Chief Executive Officer under the Annual Plan over the past five years:

  •
  In 2010 following the global economic recession, when we returned to profitability, but not yet back to prior peak year levels, our then-Chief Executive Officer, Mr. Busse, who retired at the end of 2011, earned an annual incentive compensation award representing only 44% of his maximum annual incentive award opportunity.

  •
  In 2011, as our financial performance continued to get stronger, increasing 97% from 2010, Mr. Busse earned an annual incentive compensation award representing 100% of his maximum annual incentive award opportunity. Thus, while this 2011 annual incentive compensation award represented an approximate 139% increase over his 2010 annual incentive compensation award, it was the direct result of a near doubling of our profitability from 2010 to 2011.

  •
  In 2012, when, primarily attributable to lagging conditions affecting the overall global steel and scrap industries, and consistent with the performance of other companies in our industry sector, our financial performance declined 41% year-over-year, our then newly-appointed and now current Chief Executive Officer, Mr. Millett, earned an annual incentive compensation award representing only 22% of his maximum annual incentive award opportunity.

  •
  In 2013, with our financial performance improving 15% year-over-year, Mr. Millett earned an annual incentive compensation award representing only 27% of his maximum annual incentive award opportunity.

  •
  In 2014, as our financial performance further improved 53% year-over-year (excluding a non-cash impairment charge), and with record revenue of $8.8 billion and record steel shipments of 7.4 million tons, Mr. Millett earned an annual incentive compensation award representing 100% of his maximum annual incentive award opportunity.

        The relationship between our profits-oriented financial performance under the Annual Plan, as illustrated by our net income, and our Chief Executive Officer's annual incentive compensation award under that Annual Plan over the last five years, is illustrated graphically by the following chart:

CEO Annual Incentive Compensation Plan Awards

        With the addition of the LTIP in 2012, the Named Executive Officers are compensated on a pay-per-performance basis on four key Company-wide operating measures (revenue growth, operating margin, return on invested capital, and return on equity) compared to those of a pre-established group of steel sector competitors. The relationship between the Company's performance on the four key operating measures under the LTIP, as illustrated by the Company's weighted-average percentile ranking over the four measures compared to our steel sector competitors, and our Chief Executive Officer's compensation under the LTIP, as calculated by the actual number of shares earned (subject to vesting) for the performance period, multiplied by the stock price of the Company's common stock on the first date of each performance period is illustrated graphically by the following chart:

CEO Long-Term Incentive Compensation Plan Awards

        The positive impact on overall incentive compensation payable to the Named Executive Officers, in the aggregate under the Annual Plan and the LTIP, has the potential to better help the Company to both attract and retain outstanding management talent. Combining these incentive compensation awards with the other compensation paid to and earned by our Chief Executive Officer in 2014, Mr. Millett received total direct compensation of $5,322,503, which placed him below the 25th percentile of our compensation peer group. We believe that future LTIP awards will provide market-competitive pay opportunities to the Named Executive Officers, provided the Company's performance is sufficient to earn the award. The Compensation Committee will monitor all compensation to ensure that aggregate incentives of our executive officers are appropriate to provide short-term and long-term value to the Company and its stockholders.

  2014 Executive Compensation Actions

        For 2014, the Compensation Committee took the following actions with respect to the compensation of our Chief Executive Officer and the other Named Executive Officers:

  •
  Following a review of the compensation practices of the companies in our compensation peer group, and after consideration of the recommendations of Mr. Millett (except with respect to his own base salary), the Compensation Committee adjusted the other Named Executive Officers annual base salaries by an average of 2% for all, except Mr. Graham, who received a 20% adjustment due to his increased responsibilities. In addition, after considering Mr. Millett's target total direct compensation opportunity, the Compensation Committee increased his annual base salary by 2%, or $18,000 to $948,000;

  •
  Based on our level of profitability in 2014, approved an annual incentive compensation award to Mr. Millett, as determined under the Annual Plan, equal to 350% of his annual base salary and approved annual incentive compensation awards for the other Named Executive Officers ranging from 239% to 350% of their annual base salaries (80% to 100% of the maximum annual incentive award opportunity for these individuals);

  •
  Approved performance share awards, with a three-year performance period, under the LTIP to Mr. Millett, with a target grant date award value of $948,000 (with a threshold of $0 and a maximum grant date award value of $1,896,000) and to the other Named Executive Officers, each with target award values ranging from $62,500 to $622,000 (with thresholds of $0 and maximum grant date award values ranging from $125,000 to $1,244,000), which are to be earned, if at all, subject to the Company's relative financial performance as measured against its steel sector competitors, with any earned shares subject to an additional multi-year vesting requirement, to maintain a long-term focus for these awards; and

  •
  As part of our annual Restricted Stock Unit ("RSU") awards to all employees, including the Named Executive Officers, approved an RSU award to Mr. Millett with a grant date fair value of $83,480, and RSU awards to the other Named Executive Officers with grant date fair values ranging from $50,084 to $69,602.

  Results of 2014 Say-on-Pay Vote

        In May 2014, at our 2014 Annual Meeting of Stockholders, we conducted a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a "say-on-pay" vote. Our stockholders approved the compensation of the Named Executive Officers, with 94% of the votes cast on the proposal voted in favor of our executive compensation program.

        As the Compensation Committee evaluated our executive compensation policies and practices throughout 2014, it was mindful of the support our stockholders expressed for our philosophy of linking the incentive compensation opportunities of the executive officers to a combination of short-term overall profitability and long-term incentives linked to a number of performance measures compared to our steel sector competitors. As a result, the Compensation Committee has retained the Company's strong emphasis on both annual incentive compensation that rewards the Named Executive Officers when we are profitable and long-term performance-based incentive compensation opportunities awarded to the Named Executive Officers, that provide appropriate incentives that promote our objective of creating sustainable long-term value for our stockholders.

        Consistent with the recommendation of the Board and the preference of our stockholders, as reflected in the advisory vote on the frequency of future say-on-pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board has adopted a policy providing for annual advisory votes on the compensation of the Named Executive Officers. Accordingly, following the 2015 Annual Meeting of Stockholders, to which this Proxy Statement relates, which will include an advisory vote on the compensation of the Named Executive Officers, as set forth in Proposal No. 4 in this Proxy Statement, the next stockholder advisory vote on executive compensation will take place in 2016.

Compensation Philosophy and Objectives

        We believe that our executive compensation program reflects the entrepreneurial culture upon which the Company was founded and that has contributed to our success. While the type of executive we want to attract and retain might well have the opportunity to work elsewhere at a higher assured wage, nonetheless, we believe that he or she will want to work for us because of the opportunity to earn a higher multiple of that assured wage in a year in which his or her efforts have resulted in a substantially more profitable year. Fundamental to this philosophy is the recognition of the central role that teamwork plays in the achievement of this kind of consistent superlative financial and operational performance, under all market conditions, both at the plant and executive levels. This philosophy is, in fact, reflected at every level, from the employee on the plant floor to the corporate and divisional executive management team.

        This philosophy drives the following compensation design principles:

  •
  base salary should be fixed, payable in cash, and generally established at or below the median of the competitive market, yet when combined with the potential for above-market, highly-leveraged annual incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  •
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee, with such incentive compensation dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, generally should not be used as a regular part of incentive compensation;

  •
  long-term incentive compensation should be performance-based, with the amounts earned measured by how management has performed relative to our steel sector competitors over a multi-year period based on pre-established key financial and other operating measures;

  •
  total direct compensation across all market conditions should be at or above market norms when Company performance so merits but below market norms when that performance lags; and

  •
  reward for exemplary individual effort and performance over time should be expressed primarily through annual increases in the level of base salary.

Administration of Executive Compensation Program

  Role of the Compensation Committee

        The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee:

  •
  annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other Named Executive Officers;

  •
  evaluates and establishes the compensation for the non-employee members of the Board; and

  •
  suggests, reviews, and approves all cash and equity-based incentive plans and awards under such plans.

        The Compensation Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2014, the Compensation Committee met four times. From time to time, the Compensation Committee invites our Chief Executive Officer and other senior executive officers to attend and to participate in portions of its meetings, but no member of management is present during any Compensation Committee deliberations or decision-making.

  Role of Our Chief Executive Officer

        Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

        As noted above, our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities, and long-term incentive awards of the Named Executive Officers who report directly to him as well as the base salaries of our other executive officers. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.

        The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary as well as his self-assessment of his performance for the year under review. The Compensation Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance and exercises its judgment as to whether to adjust his compensation levels and whether to adjust the base salaries of any of our executive officers.

  Role of Compensation Consultant

        The Compensation Committee has authority to engage the services of one or more compensation consultants or other advisors, at the Company's expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2014, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.

        Compensia reports directly to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chairperson and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1and the applicable Nasdaq Listing Rules, and concluded that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.

  Use of Competitive Data

        To monitor the competitiveness of our executive officers' compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. Typically, this compensation peer group is composed of a cross-section of direct steel competitors as well as companies in related industrial or basic materials sectors. The Compensation Committee used the compensation peer group as a reference in the course of its compensation deliberations in 2014. For 2014, the compensation peer group consisted of the following companies:

AGCO Corporation	Joy Global, Inc.	Reliance Steel and Aluminum Corp.
AK Steel Holdings Corporation	Masco Corporation	SPX Corporation
Allegheny Technologies, Inc.	Manitowoc Company, Inc.	Terex Corporation
Commercial Metals Company	Newmount Mining Corporation	Timken Company
Flowserve Corporation	Oshkosh Corporation	Worthington Industries, Inc.
Cliffs Natural Resources Inc.	Owens Corning, Inc.

        We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation packages. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Summary of the Executive Compensation Program Components

        The following describes each component of our executive compensation program and how compensation amounts were determined for our executive officers, including the Named Executive Officers, for 2014.

  Base Salary

        Generally, the base salaries of our executive officers, including the Named Executive Officers, are intended to provide a guaranteed, basic level of compensation, that the Compensation Committee believes is necessary to retain the executive officers. The Compensation Committee follows this policy, with the support and concurrence of management, because we want to orient annual, short-term incentive compensation significantly toward substantial at-risk incentive compensation, consistent with the Compensation Committee's approved risk-assessment review of the Company's compensation plans. In other words, we view base salaries as providing an essential level of compensation that is necessary to recruit and retain the type of entrepreneurial executives we seek to attract, and who are willing to accept such base-level compensation in challenging market conditions, even in situations in which their individual and collective efforts and performance has been outstanding. This also enables the Compensation Committee to orient its recognition of individual achievement or changed responsibilities toward adjustments to base salary.

        In this regard, the Compensation Committee, in conjunction with our annual performance review process, considers each executive officer's position, responsibilities and duties, as well as his or her experience, qualifications, unique value, and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee's analyses of the base salary levels for executives in comparable positions, prepared by its compensation consultant or by the Committee itself.

        In February 2014, the Compensation Committee reviewed the base salaries of the Named Executive Officers, taking into consideration the factors described above as well as the recommendations of our Chief Executive Officer and, exercising its judgment and discretion, adjusted the annual base salaries of the Named Executive Officers (other than our Chief Executive Officer) by an average of 2% for all, except Mr. Graham, who received a 20% adjustment due to his increased responsibilities. In addition, the Compensation Committee decided to make a 2% increase to the base salary of Mr. Millett.

        The base salaries paid to the Named Executive Officers during 2014 are set forth in the Summary Compensation Table following this Compensation Discussion and Analysis.

  Annual Incentive Compensation

        Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our executive officers, including the Named Executive Officers, is provided through performance-based incentive compensation awards under the Annual Plan. The Annual Plan has a short-term focus, consistent with our objective of providing substantial annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

  Award Eligibility

        In 2014, our executive officers (a group of 25 individuals, including the Named Executive Officers) were eligible to participate in the Annual Plan. Each executive officer, based on his or her role and responsibilities, was eligible to participate as one of the two broad categories of officers identified in the Annual Plan. This determines the amount of the maximum award that he or she is eligible to receive, and the determining factors used to calculate that award. In 2014, each of the Named Executive Officers fell into one of these two categories—"Corporate Executive Officer" or "Divisional Executive Officer."

  •
  The Corporate Executive Officer category, which included individuals whose overall responsibilities were Company-wide, consisted of our Chief Executive Officer, Mr. Millett, and our Chief Financial Officer, Ms. Wagler (deemed "Category 1 Officers" under the Annual Plan). At this level, if the corporate level Bonus Pool, determined by reference to Company-wide "Adjusted Net Income", was large enough, such executive officer could earn up to 250% of his or her annual base salary, in cash, and up to 100% of his or her annual base salary in shares of restricted stock.

  •
  The Divisional Executive Officer category, which included individuals who had both Company-wide responsibilities and primary business unit responsibilities, included Messrs. Teets, Rinn and Graham. For Mr. Teets and Mr. Rinn, if the corporate level Bonus Pool was large enough, he could earn up to half of his annual maximum incentive compensation award of 125% of his annual base salary, in cash, and up to 50% of his annual base salary in shares of restricted stock. In addition, if the profitability of their respective business units was sufficient, each could also earn up to one half of his annual maximum incentive compensation award of an additional 125% of his annual base salary, in cash, and up to an additional 50% of his base salary in shares of restricted stock. For Mr. Graham, if the corporate level Bonus Pool was large enough, he could earn up to one-half of his annual maximum incentive compensation award of 100% of his annual base salary, in cash, and up to 37.5% of his annual base salary in shares of restricted stock, and, if the profitability of his business unit was sufficient, could earn up to one-half of his annual maximum incentive compensation award of an additional 100% of his annual base salary, in cash, and up to an additional 37.5% of his base salary in shares of restricted stock.

        The number of shares of restricted stock issuable to an executive officer, if any is earned, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company's common stock on the last business day immediately preceding February 1. These restricted stock awards vest as to one-third of the shares of the Company's common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

  Award Measures

        In the case of the Corporate Executive Officers, their annual incentive compensation award opportunities were based entirely on their participation in the "Bonus Pool" component of the Annual Plan. The size of the Bonus Pool was determined based on Company-wide "Adjusted Net Income" in excess of a pre-determined return on equity (expressed as a percentage). For purposes of the Annual Plan, "Adjusted Net Income" is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses, non-cash fixed asset impairments and charges associated with refinancing activities.

        The Bonus Pool is determined by multiplying our "Adjusted Net Income" for the year in excess of 10% of our "Average Stockholders Equity" by a percentage amount, set annually by the Committee (for 2014, this percentage continued to be 5.5%). The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid to our executive officers predicated on Company profits and, consequently, operates as a threshold level of performance that must be exceeded before the Bonus Pool (if any) is determined. For 2014, our "Average Stockholders Equity" was $2.7 billion, which was derived by taking the sum of "Total Equity and Redeemable Noncontrolling Interests" in the Company's balance sheet for the month ended December 31, 2013, and each month in 2014, divided by 13.

        In the case of the Divisional Executive Officers, their incentive compensation award opportunities were based on Company-wide performance (as derived from the "Bonus Pool" component of the Annual Plan as described above) and on the profitability performance of the divisional or business unit under their management. This latter portion of their incentive compensation award opportunity was determined through a formula based on the operating performance of their respective divisions or business units, as measured against a return on assets percentage amount (a "Minimum ROA Target"), as described below.

        For 2014, the Compensation Committee set the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit annual incentive compensation award would be paid. The Compensation Committee also set a "Maximum ROA Target," which also varied by business unit (but which generally was 20%, 30% or 35%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. Once these preliminary calculations have been made, the division or business unit's performance is measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the Annual Plan.

        The primary considerations included in determining the Minimum ROA Target and Maximum ROA Target were as follows:

  •
  the amount of capital assets required to operate and maintain the respective division or business unit;

  •
  the expected financial margin that a specific division or business unit has the opportunity to achieve, in both moderate and exceptional market environments; and

  •
  the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.

  Actual Corporate Level Award Calculations

        Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. When our financial performance results in the identification of a Bonus Pool amount, a portion of this amount is allocated among the executive officers who are eligible to participate in the Bonus Pool in accordance with each "Participant's Bonus Pool Percentage" (derived, for any participant from a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the Annual Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries). In addition to the Named Executive Officers, certain other executive officers earn a smaller fraction of their potential incentive compensation award based upon overall Company-wide performance.

        The following table sets forth the percentage of each Named Executive Officer's maximum incentive compensation award that is determined based on the Bonus Pool:

Named Executive Officer	Participant's Bonus Pool Percentage
Mr. Millett	100%
Ms. Wagler	100%
Mr. Teets	50%
Mr. Rinn	50%
Mr. Graham	50%

  Actual Business Unit Award Calculations

        Annual business unit level incentive compensation awards are also determined on February 1 of the year following the year for which the incentive compensation is payable. Once a division or business unit's Minimum and Maximum ROA targets have been calculated, the business unit's performance is measured by calculating that unit's Divisional Group or business unit Return on Assets, as the case may be, using a percentage derived by dividing the sum of (i) the appropriate entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the Annual Plan, by the "Average Divisional ROA Assets" or "Average Divisional Group ROA Assets" (defined as the sum of the total assets employed by that division or business unit at the end of each month during the year and during the last month of the prior year, with certain adjustments, and dividing the resulting amount by 13.)

        A Divisional Executive Officer's receipt of the portion of his or her incentive compensation award, based on his or her business unit's performance, is calculated as follows: the award, if any, is equal to that percentage of his or her Maximum Divisional Group Cash Bonus for the year, derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for the year, for all the divisions or business groups comprising the Divisional Group, and the applicable Maximum ROA Target for that year, for all the divisions or business groups comprising the Divisional

Group, into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Group Return on Assets for that year.

        The following table sets forth the percentage of each Named Executive Officer's maximum incentive compensation award that is determined based on the division or business unit's results:

Named Executive Officer	Participant's Divisional Percentage
Mr. Millett	N/A
Ms. Wagler	N/A
Mr. Teets	50%
Mr. Rinn	50%
Mr. Graham	50%

  2014 Annual Incentive Award Earned

        For 2014, the Compensation Committee determined that the Bonus Pool under the Annual Plan was $13.0 million, which provided payments equal to 100% of each executive officer's maximum annual incentive award opportunity payable out of the Bonus Pool. The total corporate level incentive compensation for the two Corporate Executive Officers, Mr. Millett and Ms. Wagler, which were derived from the Bonus Pool, aggregated $5.1 million, while the total incentive compensation for the Divisional Executive Officers, Messrs. Teets, Rinn and Graham, which was derived from the Bonus Pool, aggregated $2.3 million.

        With respect to the portion of their incentive compensation award opportunities based on Divisional results, the payments for the Divisional Executive Officers varied from 59% to 88% of their maximum incentive compensation award. Consequently, Messrs. Teets, Rinn and Graham, earned an aggregated amount of $1.6 million from Divisional results, which when included with the Bonus Pool amounts represents 94%, 80%, and 87%, respectively, of their maximum annual incentive award opportunity as shown in the following table.

	Corporate Bonus Pool		Divisional Results		2014 Incentive Award Earned
Named Executive Officer	Maximum % of Base Salary	Actual % of Base Salary	Maximum % of Base Salary	Actual % of Base Salary	Targeted % of Base Salary	Actual % of Base Salary	% of maximum incentive award opportunity	% of Actual Paid in Cash	% of Actual Paid in Restricted Stock
Mr. Millett	350%	350%	N/A	N/A	175%	350%	100%	250%	100%
Ms. Wagler	350%	350%	N/A	N/A	175%	350%	100%	250%	100%
Mr. Teets	175%	175%	175%	154%	175%	329%	94%	250%	79%
Mr. Rinn	175%	175%	175%	103%	175%	278%	80%	250%	28%
Mr. Graham	137.5%	137.5%	137.5%	102%	137.5%	239%	87%	200%	39%

        The total amount of the annual incentive compensation awards paid to the Named Executive Officers for 2014 are set forth in the 2014 Summary Compensation Table following this Compensation Discussion and Analysis.

  Long-Term Incentive Compensation

        Consistent with our compensation philosophy that an additional portion of the incentive compensation opportunity for the participating executive officers be provided through performance-based incentive compensation, in 2012, the Compensation Committee adopted the LTIP, to provide long-term incentive compensation opportunities to the Named Executive Officers based on our relative financial performance compared against our steel sector competitors.

  Award Eligibility

        During 2014, Named Executives Officers were eligible to participate in the LTIP.

  Award Measures

        For purposes of the 2014 Award, the Compensation Committee established four performance measures, to be weighted equally (25% each), for purposes of assessing the Company's financial performance during the performance period as measured against a pre-established group of steel sector competitors applying the same performance measures, similarly treated. The steel sector competitors consisted of AK Steel, Commercial Metals, Nucor, TimkenSteel, United States Steel and Worthington Industries. These companies were selected because the Compensation Committee determined that they best represent the principal companies within our industry with which we compete for business.

        The performance measures selected for the 2014 Award were as follows:

  •
  Revenue growth – (total revenue in current performance period minus total revenue in previous performance period) / (total revenue in previous performance period)

  •
  Operating margin – total operating income, as adjusted, for the performance period / total revenue for the performance period

  •
  Return on invested capital – total net income, as adjusted, for the performance period / sum of (the total quarterly average equity + total quarterly average long-term debt, including current debt) for the performance period

  •
  Return on equity – total net income, as adjusted, for the performance period / total quarterly average equity for the performance period

        Under the LTIP, the performance measures and comparator group are subject to change annually, within the first ninety days of the performance period, at the sole discretion of the Compensation Committee.

  Award Calculations

        Under the LTIP, the amount of a participating executive officer's maximum award is to be determined by the Compensation Committee, based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). For purposes of the 2014 Award, the Compensation Committee determined that the applicable multiple of Mr. Graham's salary would be equal to 50% of his annual base salary as of January 1st. The other four Named Executive Officer's multiple of their respective base salaries would be equal to 200% of his or her annual base salary as of January 1st. This value was then converted into a maximum number of shares of the Company's common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.

        In the case of the 2014 Award, for each performance measure, the award payout with respect to that measure had a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company's percentile ranking for that measure as compared to the steel sector comparator group:

  •
  If the ranking is below the 25th percentile, the payout is to be zero;

  •
  If the ranking is equal to the 25th percentile, the payout is to be 50% of the maximum number of shares awarded;

  •
  If the ranking is equal to the 50th percentile, the payout is to be 75% of the maximum number of shares awarded;

  •
  If the ranking is greater than or equal to the 75th percentile, the payout is to be 100% of the maximum number of shares awarded; and

  •
  For a ranking between the 25th and 75th percentile, the payout is to be determined on a linear basis.

        Any shares of the Company's common stock earned pursuant to the 2014 Award will vest as to one-third of the shares covered by the award, at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the performance period) and as to the remaining two-thirds of the shares covered by the award, in equal installments on the first and second anniversaries of the corresponding date in March when the amount of the award payout is determined.

  2014 Awards Granted

        The performance period, target number of shares of the Company's common stock, target award values, maximum potential number of shares of the Company's common stock, and maximum potential award values that could be earned under the 2014 Award were as follows:

Named Executive Officer	Performance Period (years)	Target Number of Shares	Target Award Value	Maximum Potential Number of Shares	Maximum Potential Award Value
Mr. Millett	Three	49,375	$948,000	98,750	$1,896,000
Ms. Wagler	Three	25,782	495,000	51,563	990,000
Mr. Teets	Three	32,396	622,000	64,792	1,244,000
Mr. Rinn	Three	23,959	460,000	47,917	920,000
Mr. Graham	Three	3,256	62,500	6,511	125,000

  2013 Awards Earned

        The number of shares of the Company's common stock earned with respect to the 2013 Award under the LTIP with a two-year performance period, was determined in March 2015. As a result of the Company's performance in each of the four areas of performance measured relative to the performance of the steel sector competitors, as shown in the table below, the award payout was calculated to be 92% of the maximum potential number of shares granted. This resulted in 59,917 shares earned by Mr. Millett, 31,247 shares earned by Ms. Wagler, 39,301 shares earned by Mr. Teets and 28,992 shares earned by Mr. Rinn.

Performance Measure	Ranking (out of 7)	Percentile Ranking	Performance Award as a Percentage of Maximum Number of Shares (Maximum of 25% per Performance Measure)
Revenue Growth	Second	83%	25%
Operating Margin	Second	83%	25%
Return on Invested Capital	Fourth	50%	19%
Return on Equity	Third	67%	23%

			92%

  Outstanding Awards

        The 2013 Award with the three-year performance period remains outstanding, with the number of shares, if any, to be earned with respect to the award to be determined in March 2016, after the end of the performance period on December 31, 2015. The 2014 Award with the three-year performance period remains outstanding, with the number of shares, if any, to be earned with respect to the award to be determined in March 2017, after the end of the performance period on December 31, 2016. Shares earned, if any, with respect to these outstanding awards will vest as to one-third of the earned shares, at the time the award payout is determined, and as to the remaining two-thirds of the earned shares, in equal installments on the first and second anniversaries of the corresponding award determination date, subject to the continued employment of each Named Executive Officer.

        The equity awards granted to the Named Executive Officers during 2014 are set forth in the 2014 Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table, following this Compensation Discussion and Analysis.

  Other Equity Compensation

        The Company, since its inception, has provided regular equity-based awards, currently in RSUs, at prescribed award levels, to all full-time, non-union, U.S. employees, including the Named Executive Officers. In November 2014, eligible employees were granted an annual RSU award for shares of the Company's common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant. For employees who are retirement eligible (defined as age 59 1/2 or older), the RSU awards vest on the date of grant.

        The Compensation Committee carefully monitors economic conditions to ensure that the Company has an adequate number of shares of common stock from which to grant these annual equity awards, before determining the percentage at which to grant RSU awards to eligible employees. For 2014, the Compensation Committee granted RSU awards at 100% of each eligible employee's award level. Accordingly, Mr. Millett was eligible to receive an RSU award at an assigned award level of $87,000, Ms. Wagler, Mr. Teets and Mr. Rinn were eligible to receive RSU awards at an assigned award level of $69,600 and Mr. Graham was eligible to receive an RSU award at an assigned award level of $52,200.

        The grant date fair value of these RSU awards granted to the Named Executive Officers in 2014 was as follows:

Named Executive Officer	Grant Date Fair Value of Annual Grant
Mr. Millett	$83,480
Ms. Wagler	66,771
Mr. Teets	69,602
Mr. Rinn	66,771
Mr. Graham	50,084

        The equity awards granted to the Named Executive Officers during 2014 are set forth in the 2014 Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table, following this Compensation Discussion and Analysis.

  Welfare and Other Benefits; Perquisites and Other Personal Benefits

        The welfare benefits received by our executive officers, including the Named Executive Officers, include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. These benefits are provided on the same general terms as to all of our full-time employees. In 2014, the Company paid the premiums associated with term life insurance for Messrs. Millett and Teets with a benefit amount equal to $900,000.

        Perquisites or other personal benefits are not a significant component of our executive compensation program. From time to time, we have provided limited perquisites, including personal use of corporate aircraft, to certain Named Executive Officers.

  Profit-Sharing and Retirement Savings Plan

        We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. For 2014, under the plan, we allocated to eligible plan participants $36.3 million which is based on 8% of our consolidated pre-tax income excluding noncontrolling interests and other items (the "profit-sharing pool"). The profit-sharing pool is used to fund the plan as well as a separate cash profit sharing bonus that may be paid to employees in March of the following year. For 2014, the amounts allocated to each of the Named Executive Officers, based on the profit-sharing pool and the cash profit sharing bonus, ranged from $21,425 to $22,382, including an amount of $22,382 to our Chief Executive Officer, Mr. Millett.

        We also allow employees to contribute on a pre-tax and after-tax basis up to 70% of their eligible compensation to the plan, but "highly compensated employees" (as defined for federal income tax purposes) were limited to a 10% contribution during 2014. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. For 2014, the amounts we contributed to the Named Executive Officers, based upon the Company's match of his or her individual contributions, ranged from $658 to $1,175, including a match of $889 to our Chief Executive Officer, Mr. Millett.

  Payments on Termination of Employment

  Termination Unrelated to Change in Control

        Even though we do not have written employment agreements with the Named Executive Officers, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual's employment term, at his or her then-current annual base salary, would be deemed to have been extended for one additional calendar year.

        Under this policy, employment is "at will" and we may terminate the employment of a Named Executive Officer or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual's term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor a notice of non-renewal is delivered by October 1, that individual's term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, the Named Executive Officer may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.

  Termination Related to Change in Control

        During 2012, we adopted the Change in Control Protection Plan (the "CIC Plan"), which is applicable to the Named Executive Officers. The CIC Plan provides for specified payments and benefits in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the executive officer, within the period of six months prior to or 24 months following the change in control. For purposes of the CIC Plan, the terms "change in control," "cause," and "good reason" are defined in the plan.

        The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our stockholders by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition, and provide incentives for them to remain with the Company during periods of uncertainty.

        For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to the Named Executive Officers under the CIC Plan, see "Potential Payments Upon Termination or Change in Control" below.

Other Compensation Policies

  Equity Award Grant Policy

        The Company's equity compensation programs employ a pre-established schedule for purposes of determining the price of the Company's common stock to be used in the determination of equity awards. The Company's RSU awards for all eligible employees are granted on November 21st of each year, using the closing market price of the Company's common stock on the last business day prior to this date. The number of shares of the Company's common stock subject to LTIP awards for eligible Named Executive Officers are determined using the closing market price of the Company's common stock as of the close of business on the first day of the performance period (i.e. for the 2014 Awards, January 1). The Company's DSU awards are determined using the closing market price of the Company's common stock on the last business day immediately preceding June 1. Restricted stock issuable to executive officers under the Annual Plan, if any, is determined based on closing market price of the Company's common stock on the last business day immediately preceding February 1.

        In addition, the 2006 Plan and 2015 Plan prohibits the Compensation Committee from repricing or otherwise reducing the exercise price of outstanding stock options granted or canceling any previously-granted stock options and granting new options to the same option holder at a lower exercise price, without first obtaining stockholder approval.

  Compensation Recovery Policy

        The Company has a "Policy on Recoupment of Incentive-Based Executive Bonuses In the Event of Certain Restatements." Under this policy, in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct by an executive officer or any other misstatement, and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon the previous financial results, the Company, upon the advice and recommendation of the Compensation Committee and after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive-based compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to that person had the financial results been appropriately reported.

        This policy (a) applies to any executive officer, including a Named Executive Officer, covered by and eligible to receive bonus or incentive-based compensation under any Company plan or program that awards such compensation based, in whole or in part, on Company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.

  Equity Ownership Policy for Named Executive Officers

        We maintain an equity ownership policy for the Named Executives Officers. Under this policy, our Chief Executive Officer, Mr. Millett, is required to own and hold shares of the Company's common stock having a value no less than five times his base salary, our Executive Vice President and Chief Financial Officer, Ms. Wagler, is required to own and hold shares of the Company's common stock having a value no less than three times her base salary, and our two other Executive Vice Presidents, Messrs. Teets and Rinn, are each required to own and hold shares of the Company's common stock having a value no less than two and one-half times his base salary. The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming a Named Executive Officer. As of the date of this Proxy Statement, each of the Named Executive Officers had met his or her specific ownership level.

  Policy Regarding Hedging, Options or Other Short-Term Trading and Pledging of Company Shares

        Pursuant to Steel Dynamics' Policy Regarding Insider Trading and Certain Prohibited Transactions, Section IV provides that directors and executive officers may neither engage in any short-term trading in or short-selling of shares of the Company's common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company's common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company's common stock. The Policy also prohibits the acquisition or maintenance of the Company's shares in a brokerage margin account. Subject to a limited exception, however, set forth in the Policy, including pre-approval by the Audit Committee under strict guidelines, the Policy also prohibits the use of Company shares as collateral to secure a loan. Any shares noted as pledged in a footnote to the Security Ownership of Directors and Executive Officers Table, if any, represent an exception that has been previously approved by the Audit Committee.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and its three other most highly compensated executive officers (other than its chief financial officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. In this regard, we believe that compensation income realized upon the exercise of stock options or other performance-based equity awards granted under a stockholder-approved plan, such as the 2006 Plan, or prospectively under the 2015 Plan, if approved by stockholders, generally will be deductible, so long as the options are granted by the Committee, whose four members are non-employee independent directors and certain other conditions are satisfied.

        The Compensation Committee, where reasonably practicable, seeks to qualify the compensation paid to our covered executive officers for the "performance-based compensation" exemption from the deductibility limit (unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or otherwise is determined not to be in the best interests of the Company). As such, in approving the amount and form of compensation for our executive officers, we consider all elements of the cost, to us and to the recipient, of providing such compensation, including the potential impact of Section 162(m).

        The Compensation Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that the benefits of such compensation outweigh the loss of the tax deduction and/or such compensation is appropriate to attract and retain executive talent. Moreover, the Compensation Committee's approval of the various compensation payments and awards described herein, including those pertaining to 2014 compensation, reflect the Compensation Committee's judgment that these payments and awards are in the best interest of the Company and its stockholders in order to attract and retain its executive officers, even if such amounts are not deductible as a result of the application of the Section 162(m) deduction limit.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.

COMPENSATION
TABLES

 2014 Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for the years ended December 31, 2014, 2013 and 2012.

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards(1) (e)	Non-Equity Incentive Plan Compensation(2) (g)	All Other Compensation(3) (i)	Totals(4) (j)
Mark D. Millett	2014	$948,000	$1,979,483	$2,370,000	$25,020	$5,322,503
President and Chief Executive	2013	930,000	1,477,958	864,516	18,518	3,290,992
Officer	2012	830,000	476,186	628,812	17,719	1,952,717
Theresa E. Wagler	2014	495,000	1,056,783	1,237,500	23,475	2,812,758
Executive Vice President	2013	485,000	793,870	450,850	16,939	1,746,659
and Chief Financial Officer	2012	460,000	278,946	348,498	16,173	1,103,617
Richard P. Teets, Jr.	2014	622,000	1,182,984	1,555,000	26,282	3,386,266
Executive Vice President for	2013	610,000	982,988	1,009,424	19,750	2,622,162
Steelmaking, President and	2012	590,000	343,946	884,293	19,091	1,837,330
Chief Operating Officer of Steel Operations
Russell B. Rinn	2014	460,000	656,735	1,150,000	23,742	2,290,477
Executive Vice President	2013	450,000	741,370	610,782	17,208	1,819,360
for Metals Recycling, and	2012	425,000	261,446	510,553	29,851	1,226,850
President and Chief Operating
Officer of OmniSource
Corporation
Christopher A. Graham	2014	266,667	217,261	533,333	22,268	1,039,529
President of New Millennium
Building Systems

(1)
The amounts reported in this column for 2014 include the grant date fair value of the performance share awards granted pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2006 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2014 performance share awards are based on the probable outcome at the grant date which we estimated to be 50% of the maximum award values, which were $1,896,000 in the case of Mr. Millett, $990,000 in the case of Ms. Wagler, $1,244,000 in the case of Mr. Teets, $920,000 in the case of Mr. Rinn and $125,000 in the case of Mr. Graham. The amounts reported in this column for 2013 include the grant date fair value of the performance share awards granted pursuant to the LTIP and the grant date fair value of the RSU awards granted under the 2006 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2013 performance share awards are based on the probable outcome at the grant date which we estimated to be 50% of the maximum award values for each of the three awards, which were $930,000 in the case of Mr. Millett, $485,000 in the case of Ms. Wagler, $610,000 in the case of Mr. Teets, and $450,000 in the case of Mr. Rinn. The amounts reported in this column for 2012 include the grant date fair value of the performance share awards granted pursuant to the LTIP and the grant date fair value of the RSU awards granted under the 2006 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2012 performance share awards were based on the probable outcome at the grant date which we estimated to be 50% of the maximum award values, which were $830,000 in the case of Mr. Millett, $460,000 in the case of Ms. Wagler, $590,000 in the case of Mr. Teets, and $425,000 in the case of Mr. Rinn. Our methodology and rationale for the incentive compensation paid to the Named Executive Officers is described in the Annual Incentive Compensation and Long-Term Incentive Compensation and Other Equity Compensation sections of the Compensation Discussion and Analysis. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 2, 2015 under Equity-Based Incentive Plans.

(2)
For 2014 and 2013, the amounts reported in this column include the amounts paid to the Named Executive Officers under the Annual Plan. For 2012, the amounts reported in this column include the amounts paid to the Named Executive Officers under the 2008 Executive Incentive Plan (which expired February 28, 2013). The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to the Named Executive Officers is described in the Annual Incentive Compensation section of the Compensation Discussion and Analysis.

(3)
The amounts reported in this column include perquisites and other personal reimbursements, tax reimbursements, insurance premiums, and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March for services performed during the previous fiscal year.

(4)
Column (d), Bonus, column (f), Option Awards, and column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, have been omitted as none of the Named Executive Officers received any such compensation during any of the covered fiscal years.

 All Other Compensation Table (Detail of Summary Compensation, Column (i))

Name	Year	Perquisites and Other Personal Benefits(1)	Tax Reimbursements(2)	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans(3)	Total
Mark D. Millett	2014	$—	$34	$1,530	$18,980	$20,544
	2013	—	55	1,530	13,784	15,369
	2012	—	19	1,530	11,817	13,366
Theresa E. Wagler	2014	—	14	—	18,985	18,999
	2013	—	6	—	13,784	13,790
	2012	—	—	—	11,820	11,820
Richard P. Teets, Jr.	2014	—	—	2,542	19,264	21,806
	2013	—	—	2,542	14,059	16,601
	2012	—	—	2,542	12,196	14,738
Russell B. Rinn	2014	—	—	—	19,266	19,266
	2013	—	—	—	14,059	14,059
	2012	13,613	264	—	11,621	25,498
Christopher A. Graham	2014	—	—	—	17,983	17,983

(1)
The amount reported in this column represents the costs related to Mr. Rinn's relocation to Fort Wayne, Indiana.

(2)
The amounts reported in this column represent the actual Medicare tax gross-up related to the taxable income imputed as a result of a Named Executive Officer's perquisites and other personal benefits.

(3)
The amounts reported in this column represent the Company's matching contributions paid on Section 401(k) deferrals, amounts accrued as profit sharing contributions and profit sharing forfeitures attributed to each Named Executive Officer.

2014 Grants of Plan-Based Awards Table

        The following table presents, for each of the Named Executive Officers, information concerning each plan-based award of cash or equity made during 2014. This information supplements the information about these awards, set forth in the Summary Compensation Table.

									All Other Stock Awards: Number of shares of stock or units (i)
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
										Grant Date Fair Value of Stock Awards(l)
Name (a)	Award Type	Grant Date (b)	Threshold (c)	Target(1) (d)	Maximum (e)	Threshold (f)	Target(2) (g)	Maximum (h)
Mark D. Millett	Annual Plan		$0	$1,659,000	$3,318,000
	Profit Sharing			4,476
	LTIP	02/20/2014				0	49,375	98,750		$948,000
	Annual RSU	11/21/2014							3,847	83,480
Theresa E. Wagler	Annual Plan		0	866,250	1,732,500
	Profit Sharing			4,476
	LTIP	02/20/2014				0	25,782	51,563		495,000
	Annual RSU	11/21/2014							3,077	66,771
Richard P. Teets, Jr.	Annual Plan		0	1,088,500	2,177,000
	Profit Sharing			4,476
	LTIP	02/20/2014				0	32,396	64,792		622,000
	Annual RSU	11/21/2014							3,077	69,602
Russell B. Rinn	Annual Plan		0	805,000	1,610,000
	Profit Sharing			4,476
	LTIP	02/20/2014				0	23,959	47,917		460,000
	Annual RSU	11/21/2014							3,077	66,771
Christopher A. Graham	Annual Plan		0	366,667	733,334
	Profit Sharing			4,285
	LTIP	02/19/2014				0	3,256	6,511		62,500
	Annual RSU	11/21/2014							2,308	50,084

(1)
The amounts reported in this column reflect the target annual incentive compensation for 2014 pursuant to the Annual Plan which are not awarded or paid until February 2015 as well as the cash portion of the Company's Profit Sharing and Retirement Savings plan. For the Annual Plan, a portion of the actual amount earned during 2014 was paid in cash with the remainder in restricted stock in amounts of $948,003 for Mr. Millett, $495,012 for Ms. Wagler, $491,382 for Mr. Teets, $129,964 for Mr. Rinn and $104,677 for Mr. Graham.

(2)
The amounts reported in this column reflect the targeted long-term incentive compensation granted pursuant to the LTIP in the form of performance share awards for shares of the Company's common stock. The 2014 performance share award was granted with a performance period of three years. These shares vest as follows: one third of the shares covered by the award vest at the time of the amount of the award payout is determined, and as to the remaining two thirds, vest in equal installments on the first and second anniversaries of the corresponding date when the amount of the award payout is determined. The amounts reported in the Grant Date Fair Value of Stock Awards column in the same row reflect the grant date fair value of the afore-mentioned performance share awards based on the target number of shares.

2014 Outstanding Equity Awards at Fiscal Year-End Table

        The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2014. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share on the last trading day of 2014 (which was $19.74).

	Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (b)	Option Exercise Price (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Mark D. Millett	05/21/10	4,422	13.57	5/21/2015	08/15/12	11,437	$225,766
	11/21/10	3,739	16.05	11/21/2015	02/21/13	41,247	814,216
	05/21/11	3,561	16.85	5/21/2016	02/21/13	39,944	788,495
	11/21/11	4,785	12.54	11/21/2016	02/21/13			32,564	$642,813
					11/21/13	4,596	90,725
					02/20/14			49,375	974,663
					11/21/14	3,847	75,940
					02/02/15	37,089	732,137
Theresa E. Wagler	05/21/10	4,422	13.57	5/21/2015	08/15/12	6,339	125,132
	11/21/10	3,739	16.05	11/21/2015	02/21/13	21,510	424,607
	05/21/11	3,561	16.85	5/21/2016	02/21/13	20,831	411,204
	11/21/11	4,785	12.54	11/21/2016	02/21/13			16,982	335,225
					11/21/13	3,677	72,584
					02/20/14			25,782	508,937
					11/21/14	3,077	60,740
					02/02/15	19,366	382,285
Richard P. Teets, Jr.	05/21/10	4,422	13.57	5/21/2015	08/15/12	8,130	160,486
	11/21/10	3,739	16.05	11/21/2015	02/21/13	27,055	534,066
	05/21/11	3,561	16.85	5/21/2016	02/21/13	26,200	517,188
	11/21/11	4,785	12.54	11/21/2016	02/21/13			21,359	421,627
					02/20/14			32,396	639,497
					02/02/15	19,224	379,482
Russell B. Rinn	11/21/11	4,785	12.54	11/21/2016	08/15/12	5,856	115,597
					02/21/13	19,958	393,971
					02/21/13	19,328	381,535
					02/21/13			15,757	311,043
					11/21/13	3,677	72,584
					02/20/14			23,959	472,951
					11/21/14	3,077	60,740
					02/02/15	5,084	100,358
Christopher A. Graham	—	—	—	—	11/21/13	2,758	54,443
					02/19/14			3,256	64,273
					11/21/14	2,308	45,560
					02/02/15	4,095	80,835

(1)
The amounts reported in this column reflect the number of shares of the Company's common stock covered by the automatic semi-annual stock option grants on May 21 and November 21 from 2010 through 2011, under the 2006 Plan.

(2)
The amounts reported in this column awarded on August 15, 2012 reflect the number of shares of restricted stock awarded for 2012 pursuant to the LTIP, of which the shares of the Company's common stock remain subject to a vesting requirement of two months. The amounts reported in this column awarded on February 21, 2013 reflect the number of shares of restricted stock awarded for 2013 pursuant to the LTIP which remain unvested. The restricted stock listed first on this date for each Named Executive Officer has half of the shares of the Company's common stock which remain subject to a vesting requirement of two months and half of the shares of the Company's common stock which remain subject to a vesting requirement of one year. The restricted stock listed second on this date for each Named Executive Officer has half of the shares of the Company's common stock which remain subject to a vesting requirement of one year and half of the shares of the Company's common stock which remain subject to a vesting requirement of two years. The amounts reported in this column awarded on November 21, 2013 reflect the number of RSU awards for 2013 pursuant to the 2006 Plan which remain subject to a one-year vesting requirement. The amounts reported in this column awarded on November 21, 2014 reflect the number of RSU awards for 2014 pursuant to the 2006 Plan which remain subject to a two-year vesting requirement. The amounts reported in this column awarded on February 2, 2015 reflect the number of shares of restricted stock awarded for 2014 pursuant to the Annual Plan of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock which remain subject to a vesting requirement of two years.

(3)
The amounts reported in this column reflect the target number of shares pursuant to the LTIP for the 2013 and 2014 Awards with performance periods of three years.

2014 Option Exercises and Stock Vested Table

        The following table presents, for each of the Named Executive Officers, the number of shares of the Company's common stock and the corresponding value realized during 2014 with respect to stock options that were exercised and restricted stock awards that vested during the year.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c)(1)	Number of Shares Acquired on Vesting (#) (d)(2)	Value Realized on Vesting (e)(3)
Mark D. Millett	5,318	$26,786	66,957	$1,187,781
Theresa E. Wagler	5,318	28,120	39,343	701,690
Richard P. Teets, Jr.	5,318	25,105	51,790	955,132
Russell B. Rinn	—	—	23,480	434,474
Christopher A. Graham	—	—	4,367	87,354

(1)
The amounts reported in this column represent the number of shares of the Company's common stock acquired on exercise of stock options during 2014, multiplied by the difference between the price of the Company's common stock on the exercise date at the time each individual executed and the exercise price for each option.

(2)
The amounts reported in this column reflect restricted stock awards that vested during 2014.

(3)
The amounts reported in this column represent the number of shares of restricted stock that vested on dates during 2014 multiplied by the closing price of the Company's common stock on the date prior to each corresponding vesting date.

2014 Pension Benefits Table

        We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2014.

2014 Nonqualified Deferred Compensation Table

        We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2014.

Potential Payments Upon Termination or Change in Control

  Termination of Employment Unrelated to Change in Control

        We operate under an informal policy that presumes an initial calendar year two year term of employment for our Named Executive Officers, at that individual's then-current annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal, by October 1 of a given year (at which time he or she would have still have 15 months remaining of his or her original employment term), that individual's term of employment, at his or her then-current annual base salary, would be deemed extended for one additional calendar year. A timely notice of non-renewal may be delivered with or without cause.

  Termination of Employment Related to a Change in Control

        During 2012, the Company adopted the CIC Plan, which is applicable to the Named Executive Officers. The CIC Plan provides for specified payments and benefits in the event of a "Change in Control" of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the Named Executive Officer, within the period of six months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

  •
  "Change in Control" means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

  •
  "Cause" means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company's business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy, or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company's goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

  •
  "Good Reason" means a resignation, associated with a Change in Control, within 30 days following any of the following events: a significant reduction, post-transaction, in the executive officer's pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities, or reporting relationships.

        The payments and benefits that the Named Executive Officers are eligible to receive are as follows:

  •
  Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods) of any and all outstanding and unvested stock options, RSU awards, performance share awards, or any other equity-based securities or similar incentives.

  •
  In the case of our Chief Executive Officer, currently the only "Tier One" executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual incentive compensation plan. In the case of the other Named Executive Officers, currently designated "Tier Two" executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual incentive compensation plan.

    In the case of both Tier One and Tier Two executive officers, the amount so payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies, or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.

  •
  If the Named Executive Officer elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company's election) for the lesser of (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

Potential Payments Upon Termination or Change in Control Table

        The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of the Named Executive Officers were to have been terminated on December 31, 2014 under the various triggering events described above.

Name	Benefit	Termination without Cause or for Good Reason(1)	Death(2)	Change in Control(3)
Mark D. Millett	Lump sum cash payment	$1,896,000	$—	$6,078,516
	Accelerated vesting of unvested equity awards		4,344,754	4,344,754
	Continuation of health care benefits			27,395
Theresa E. Wagler	Lump sum cash payment	990,000	—	2,380,013
	Accelerated vesting of unvested equity awards		2,320,713	2,320,713
	Continuation of health care benefits			8,474
Richard P. Teets, Jr.	Lump sum cash payment	1,244,000	—	3,224,853
	Accelerated vesting of unvested equity awards		2,652,345	2,652,345
	Continuation of health care benefits			27,453
Russell B. Rinn	Lump sum cash payment	920,000	—	2,108,049
	Accelerated vesting of unvested equity awards		1,908,779	1,908,779
	Continuation of health care benefits			18,687
Christopher A. Graham	Lump sum cash payment	600,000	—	1,040,246
	Accelerated vesting of unvested equity awards		245,112	245,112
	Continuation of health care benefits			27,470

(1)
The amounts reported in this column assume a remaining employment term of 24 months, at the individual's then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.

(2)
The Named Executive Officers participate in the group term life insurance program with cash benefits expected to be equal to two times base salary. A portion of the aggregate death benefits is currently self-funded by the Company.

(3)
In the case of our Chief Executive Officer, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual incentive compensation plan. In the case of the other Named Executive Officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual incentive compensation plan. Additionally, the amount reported for the accelerated vesting outstanding and unvested equity awards assumes that the Company has performed at the target level with respect to all outstanding LTIP awards and that all additional vesting conditions have been fully met.

Proposal No. 3
Approval of the Steel Dynamics, Inc. 2015 Equity Incentive Plan

        Background and Reason for Approval.     Our Amended and Restated 2006 Equity Incentive Plan (the "2006 Equity Plan"), approved by stockholders in May 2006 and amended, with stockholder approval, in May 2012, will expire on December 31, 2015. The 2006 Equity Plan, around which we have developed most of our company-wide equity incentive compensation programs, has provided our Compensation Committee with a comprehensive and flexible structure that has proven to be well-suited to meet the needs of our growing company. This has enabled our Compensation Committee to employ a variety of largely performance-based tools, which it has utilized to translate our incentive compensation philosophy into concrete and successful incentive programs.

        Accordingly, we are asking you, our stockholders, to approve our Steel Dynamics, Inc. 2015 Equity Incentive Plan (the "2015 Equity Plan"), which essentially constitutes a re-approval of our 2006 Equity Plan for another ten years, enabling us to seamlessly continue under the new 2015 Equity Plan where we will have left off under the 2006 Equity Plan. By continuing to have available to the Compensation Committee the same array of equity-based incentive programs it has successfully designed, implemented and supervised, with the flexibility to adapt as conditions warrant, we will be able, under the 2015 Equity Plan, through grants of equity-based awards, to continue to attract, motivate and retain our employees, at all levels of responsibility, while, at the same time, continuing to enhance our ability to receive federal income tax deductions for "performance-based compensation" paid to our Named Executive Officers, in excess of $1,000,000.

        A copy of the 2015 Equity Plan is attached hereto as Annex A.

  Summary of Some of the 2015 Equity Plan's Provisions

        Following is a summary of some aspects of the 2015 Equity Plan, including the number of shares that will be available for awards thereunder, how that determination was made, who will determine the awards that are made, who might be the recipients, and the type of awards that may be granted. This is only a selective summary, however, and a more detailed summary of the 2015 Equity Plan is set forth in the following pages. For a more complete understanding of how the 2015 Equity Plan will operate, however, you should consult the actual Plan, which is attached hereto as Annex A. In the event that there is a discrepancy between the descriptive provisions of this Proposal No. 3 and the actual Plan document itself, the terms of the 2015 Equity Plan will govern.

        Effective Date:    The later to occur of May 21, 2015, if approved by stockholders, or such later date, if any, as such approval is secured.

        Shares Available for Awards:    We are asking stockholders to approve a new fungible share reserve of 12,500,000 shares, which will be available for awards under the 2015 Equity Plan, through its scheduled termination date of December 31, 2025. As of December 31, 2014, 9,602,161 fungible shares, still remained available for grants of awards under the 2006 Equity Plan. After the Effective Date of approval of the 2015 Equity Plan, no further awards will be made under the 2006 Equity Plan, and any shares that do not vest or are forfeited under the 2006 Equity Plan will simply be canceled.

        What is the Meaning of a Fungible Share Reserve?    All award types are valued, for purposes of determining their impact on stockholders, and certain types of awards, known as "full value" awards, because of their nature, are considered to be more "expensive" to stockholders. Although the operation of the fungible share reserve will be described in greater detail below, we believe it is appropriate and in the best interest of our stockholders to assume that most of the awards will be full value awards. Therefore, in determining how the number of shares in the share reserve should be diminished each time an equity award is made, we will not diminish the share reserve on a one-to-one basis, but, rather, will diminish it in a ratio of 2.09 shares for each such full value award.

        How Broad-Based Have the Awards Been?    In May 2006, when the 2006 Equity Plan was approved, we had just less than 3,000 employees eligible to participate. Between 2006 and today, however, as a result of the Company's overall growth, that number has expanded to over 6,600 eligible employees. Of the total number of shares subject to awards under the 2006 Equity Plan, from its inception in 2006 through 2014, over 92% of the awards were issued under broad-based company-wide equity programs. And, of these, only 3% of the shares were issued to the Named Executive Officers.

        What Type of Awards Will Be Available under the 2015 Equity Plan?    The 2015 Equity Plan empowers the Compensation Committee to grant Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Awards, Stock Appreciation Rights ("SAR") Awards, Deferred Stock Unit ("DSU") Awards, and Restricted Stock Unit ("RSU") Awards, either to individuals or as part of an ongoing program that benefits groups of employees or directors. Each of these types of award-types, together with the various current programs adopted pursuant to the provisions applicable to one or another of those award-types, are described in greater detail later within this Proposal No. 3.

        The Board and Compensation Committee believe that to enhance long-term stockholder value we need to maintain both industry and peer group competitiveness in employee compensation, incentive and retention programs. The purpose of the 2015 Equity Plan, therefore, as was the case with the 2006 Equity Plan, is to continue to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons across all parts of the Company, from the executive office to the shop floor, upon whom we rely to make important contributions to our Company. And, consistent with our corporate culture of empowering and motivating all employees and aligning their interests with that of our stockholders, we do this by providing them with both equity ownership opportunities and performance-based incentives, so as to instill in them the perspective of an entrepreneur with an equity stake in the well-being of the Company. We believe that such equity-based awards are key reasons why we continue to be one of the most cost effective and efficient operators in the metals industry.

        We can only accommodate these equity-based compensation objectives, which our Compensation Committee has judiciously managed under the 2006 Equity Plan and will continue to do under the 2015 Equity Plan, if we are authorized and have the requested shares available for awards. Stockholder approval of this Proposal No. 3, will, therefore, authorize us to create a fungible share reserve of 12,500,000 shares, which will enable us to maintain our ability to offer competitive compensation opportunities, at all levels of the organization.

        Approval of Proposal No. 3 will enable us to continue to:

  •
  Attract and Retain Talent.  A talented, motivated and effective management team and workforce has been and will continue to be key to our success, and, as some of our founders continue to pass the leadership torch to our already industry-best next generation, we cannot afford to contemplate the loss of such existing and prospective talent to competitors in our industry or to other companies that may have more flexibility to offer more competitive compensation arrangements, especially in the form of equity;

  •
  Avoid Disruption in Compensation Programs.  If this Proposal No. 3 is not approved, we may be required to restructure existing compensation programs for reasons not directly related to the achievement of our business objectives. Under that circumstance, in order to remain competitive, without a sufficient reserve of shares available for issuance of awards under a successor to our existing 2006 Equity Plan, it would likely be necessary to replace components of compensation that might best be awarded in equity with cash, or with other benefits that may not as well align employee interests with those of stockholders; and

  •
  Honor our Commitment to Sound Equity Compensation Practices and Pay-for-Performance.  We believe that equity compensation, by its very nature, ought to embody substantial performance-based elements, and our proposed 2015 Equity Plan accomplishes those vital elements.

        Our proposed 2015 Equity Plan, as was the case with our 2006 Equity Plan, is unusual among equity-based plans in its architecture and scope, in that, under the Restricted Stock Units provisions described in Section 7.7 of this 2015 Equity Plan, we continue to provide regular company-wide, broadly based equity awards to all eligible employees, subject always to Compensation Committee and Board oversight and authority to either modify or eliminate that program. This program, as would be the case with other programs that have been part of the 2006 Equity Plan and, if approved by stockholders, would be continued under the 2015 Equity Plan, are discussed in more detail below.

        Why We Are Seeking Stockholder Approval.     We are seeking approval from stockholders to replace the expiring 2006 Equity Plan and to authorize up to 12,500,000 fungible shares for potential issuance of awards, if earned, under the 2015 Equity Plan which is the subject of this Proposal No. 3, because under prevailing SEC rules and Nasdaq Listing Rules, the adoption, extension or renewal of equity-based compensation plans, whether in whole or in part, or the request to authorize additional shares for use in issuing awards thereunder, require stockholder approval.

        Furthermore, under Section 162(m) of the Internal Revenue Code, a company may not deduct for tax purposes compensation over $1 million paid to its top five executive officers, unless the compensation is "performance-based," and, further, unless the material terms of the performance goals or the means of determining them are established by a Compensation Committee consisting of two or more members, all of whom must be "outside directors" as defined by the Internal Revenue Code, no later than the first 90 days of the performance period. Qualifying compensation as "performance-based" requires that the compensation, or the plan under which the compensation is paid, be approved by stockholders as well, and, unless the plan also sets forth the actual types of business criteria that committees may use in developing performance-based awards, the plan may require re-approval in five year intervals.

        Compensation is considered "performance-based" if it will be paid only if the executive officer meets one or more objective performance goals set by the Compensation Committee and grounded within the plan, which may be goals articulated for the company as a whole or for a particular business unit. We believe that the criteria described in the 2015 Equity Plan as the basis for awarding incentive compensation meet all of the necessary requirements, just as we believe they did under the 2006 Equity Plan.

Summary Description of the 2015 Equity Incentive Plan.

        The following is a summary of the principal features of our 2015 Equity Plan (hereafter also referred to from time to time as simply the "Plan"), as approved by the Compensation Committee on February 20, 2015 and approved as well by the full Board. As previously stated, this summary is not a complete description of all of the provisions of the Plan, which is qualified in its entirety by the specific language set forth in the actual 2015 Equity Plan, attached hereto as Annex A.

Purpose.

        The purpose of the Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons whom we expect to make important contributions to the Company and its affiliates, by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our stockholders.

Administration.

        The Compensation Committee, as the designated Administrator under the Plan, is delegated the responsibility to administer the Plan. The Committee, during 2014, consisted of four directors of the Company, all of whom were "independent" within the meaning of Nasdaq's Listing Rule 4200(a)(15), were "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act), and were also "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code and Treasury Regulations § 1.162-27(e)(3).

        The Committee has broad authority under the Plan, including the authority:

  •
  to determine "Eligible Employees," "Eligible Directors" or other "Participants" to whom awards may be made under the Plan, including awards of both incentive and non-statutory stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, performance awards, deferred stock units and restricted stock units, all as more fully described below;

  •
  to determine the types or frequency of awards to be made pursuant to the Plan;

  •
  to make individual awards or to adopt regular or ongoing award programs within one or more categories of permitted awards the Committee is empowered to make under the Plan, or to prospectively modify, suspend or terminate any such program;

  •
  to determine the number of shares that are to be the subject of awards, as well as the terms and conditions of awards, including the price (if any) to be paid for the shares;

  •
  to prescribe the manner by which an award may be evidenced;

  •
  to determine the medium of payment, vesting provisions and rights of forfeiture or repurchase with respect to an award;

  •
  to cancel, modify or waive the Company's rights with respect to, or to modify, discontinue, suspend or terminate any awards, subject in all events to legal restrictions;

  •
  to amend any outstanding awards; provided, however, that the Committee may not accelerate or waive an award's vesting requirement or exercisability requirement, except, in the case of a time-based requirement, only upon a finding of good cause shown, or, in the case of a performance-based requirement, only upon a finding that the applicable performance criteria have been satisfied, or, in the event of a change in control, only if it is subject to a so-called double trigger condition, and subject further to any other applicable legal restrictions; nor may the Committee, without stockholder approval (A) re-price or otherwise reduce the exercise price of unexercised options or the base price of any stock appreciation right, deferred stock unit or restricted stock unit, or (B) cancel previously granted stock options, stock appreciation rights, deferred stock units or restricted stock units and issue new stock options, stock appreciation rights, deferred stock units or restricted stock units to the same option holder or award recipient at a lower exercise or base price;

  •
  to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; and

  •
  to construe and interpret the provisions of the Plan and apply its provisions.

Eligibility for Specific Awards.

        Awards under the Plan may be granted to any "Participant" or groups of Participants designated by the Committee, to receive an award, including but not limited to "Eligible Employees" and "Eligible Directors." An Eligible Employee is any person employed by the Company or a subsidiary or affiliate, if approved by the Committee, except that, unless specifically approved by the Committee, the term "Eligible Employee" does not include any person whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.

Shares Authorized Under the Plan.

        The maximum aggregate number of shares available for issuance in connection with awards under the Plan, through its termination on December 31, 2025, if approved by stockholders, will be 12,500,000 shares.

        If there is a stock dividend, stock split, reorganization or other change in the Company's capital structure, the Committee, in such manner as it deems equitable, will adjust the number of shares available for issuance pursuant to the Plan, the outstanding awards under the Plan and any applicable per person limits on awards, as appropriate to reflect the effect of such stock dividend, stock split, reorganization or other change in such capital structure.

Individual Share Limitations.

        The maximum number of shares with respect to which awards, including stock options and stock appreciation rights, may be granted to any "Eligible Employee" in any one fiscal year are 300,000 shares.

Types of Awards.

        The Plan authorizes awards of stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, deferred stock units and restricted stock units.

  Stock Options

        Section 6 of the Plan authorizes the Committee to grant either incentive stock options or non-statutory stock options, to be evidenced by an award agreement specifying the number of shares subject to the option, in such form and containing such provisions as the Committee may deem advisable. The purchase price for shares subject to any option, whether incentive stock options or non-statutory stock options, must not be less than 100% of the fair market value of the shares as of market close on the last business day prior to the date the option is granted. All stock options are required to be settled in shares of stock.

        The purchase price for shares purchased pursuant to exercise of an option must be paid in full upon exercise of the option, either in cash, or, in the discretion of the Committee, upon such terms and conditions as it may approve, the exercise price may be paid by (i) transferring to the Company shares of previously acquired common stock, at their fair market value on the date of delivery, (ii) by the withholding by the Company of a sufficient number of whole shares of common stock having an aggregate fair market value (determined as of the date of exercise) equal to the exercise price and any tax withholding obligation, (iii) in cash paid by a broker-dealer to whom the option holder has delivered notice of exercise and, if permitted, an order to sell some or all of the underlying shares, (iv) by a combination of these methods, or (v) in such other manner as the Committee may determine.

        No option may be exercisable after the earliest of the following: the expiration of five years after the date the option is granted; ninety days after the date the option holder's "continuous service" terminates (if termination is for any reason other than disability, death, or for cause); the date the option holder's continuous service terminates if termination is for cause, or 180 days after the date the option holder's continuous service terminates if termination is a result of death or disability. Stock options may be granted alone or in certain circumstances "in tandem" with stock appreciation rights. The exercise or lapse of any number of tandem stock appreciation rights will cause a corresponding reduction in the number of shares of common stock then available for purchase by exercise of any related stock option.

        The Plan prohibits the Board and the Committee from doing any of the following without stockholder approval: (i) re-pricing or otherwise reducing the exercise price of outstanding options granted under the Plan, or (ii) canceling previously granted options and issuing new options to the same option holder at a lower exercise price.

        Each option will contain certain additional terms and conditions that will apply in the event the Committee determines that the option constitutes a "nonqualified deferred compensation arrangement" that is subject to the additional requirements of Section 409A of the Code (see "Federal Income Tax Consequences").

  Restricted Stock Awards

        Pursuant to Section 7.1, the Committee may award, as compensation or otherwise (or sell at a purchase price determined by the Committee) shares of the Company's common stock that have either time-based, performance-based or other restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfers. The terms of Restricted Stock awards may vary from award to award, and the terms of Restricted Stock awards need not be identical. In the discretion of the Committee, awards of restricted stock may or may not provide the Participant with dividends and voting rights, subject, however, to the same restrictions.

        The Committee, in respect of each grant, will determine the conditions for vesting of an award of restricted stock. In the event a recipient's continuous service with the Company terminates, the Company, if so authorized in the award, may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value.

        Restricted Stock awards may not be sold, assigned, transferred, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation, or otherwise disposed of during the period of the applicable restriction.

  Unrestricted Stock Awards

        Section 7.2 of the Plan authorizes the Committee to award, as compensation or otherwise (or sell at a purchase price determined by the Committee) unrestricted shares of the Company's common stock, which shares may be entirely free of any vesting restriction but otherwise may be subject to applicable transfer restrictions required by law. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation.

  Performance Awards

        Section 7.3 of the Plan authorizes the Committee to grant performance awards to Eligible Employees, which may be denominated or payable in cash, in shares of stock (including restricted stock and restricted stock units) or in hypothetical common stock units having a value equal to the fair market value of an identical number of shares of stock, all such awards to be subject to the attainment of one or more specified, pre-established objective performance goals, either set forth in a specific Performance Award Agreement or otherwise set forth in a separate Performance Award program, such as but not limited to the Long-Term Incentive Program described in Section 7.3(f), described below.

        A Performance Award confers on the holder the right to receive payments, in whole or in part, upon achievement of objective performance goals, during a specified performance period and subject to such terms and conditions as the Committee establishes in advance. Performance Awards granted to Eligible Employees who are "covered employees" under Section 162(m) of the Internal Revenue Code are intended to constitute "qualified performance-based compensation" under that section of the Code and regulations, and must be conditioned solely upon the achievement of one or more of such pre-established objective performance goals established by the Committee prior to the time 25% of the service period has elapsed. The Committee may make Performance Awards independent of or in connection with the granting of any other award.

        Performance goals must be determined by the Committee prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to the performance of an individual Eligible Employee, a business unit or the Company. Such business criteria may include, by way of example, company-wide, divisional or operating unit sales or sales growth, gross margin, operating, pre-tax or after-tax income (company-wide or by operating units or division), earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and amortization, return on equity, return on assets, return on invested capital; measures of liquidity or credit metrics, cash flow or cash flow per share, return on invested capital, earnings per share, share price performance, total shareholder return, production and safety goals or targets, improvements or attainment of expense levels, improvement in or attainment of working capital levels or debt reduction, or implementation or completion of critical projects. Measures of performance may be set by reference to an absolute standard, as a change from prior performance periods, by comparison to specified peer group companies, other groups of companies, industry groups or measures, an index covering multiple companies, other external measures, otherwise as the Committee may determine. The Committee may also establish rules governing the application of the performance criteria to certain extraordinary events, such as but not limited to claim or litigation settlements or judgments; changes in tax law; accounting principles or other such laws or provisions affecting reported results; asset write-downs; severance; contract termination; costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

        The Plan does not permit any performance award to be paid to any Covered Employee without satisfaction of the applicable performance goal or portion thereof, if that employee's employment is terminated for any reason other than death, disability, or pursuant to a "Change in Control Termination," meeting the "double trigger" requirements of Section 2.12 of the Plan. Following the completion of each performance period, the Committee must certify whether the performance objectives and other material terms of a performance award have been achieved. Eligible Employees who receive Performance Awards possess no rights as stockholders until such shares are actually received.

The Company's Long-Term Incentive Compensation Program.

        During 2012, the Committee approved and adopted a Long-Term Incentive Compensation Program (the "LTIP") pursuant to Section 7.3(f) of the 2006 Equity Plan, and that LTIP will continue under this 2015 Equity Plan. Following is a summary of the LTIP. The Committee is empowered to grant Performance Awards to Eligible Executives, as specifically identified by the Committee from time to time, currently numbering only five senior officers. The award involves a three (3) year performance period commencing on the first (1st) day of the first (1st) fiscal year of the applicable performance period and ending on the last day of the third (3rd) fiscal year in the applicable performance period. If earned, the performance award must be paid in shares of Common Stock.

          (i)  Target LTIP Award.    The maximum number of shares of Common Stock subject to an LTIP Award ("Target Shares") is determined on the Date of Grant, based on a multiple of the Eligible Executive's base salary, divided by the Fair Market Value of a share of Common Stock on the first (1st) day of the applicable performance period.

         (ii)  Performance Measures.    The number of Target Shares actually earned is based on the Company's financial performance during the applicable performance period relative to the financial performance of a group of steel sector competitors during the same period, determined by the Committee on the Date of Grant. The financial performance is determined by the following performance measures:

          (A)  Revenue Growth.

          (B)  Operating Margin.

          (C)  Return on Invested Capital.

          (D)  Return on Equity.

Each Performance Measure is to be weighted equally (25% each) and the results for any performance period are based on the measures over the corresponding fiscal year of the Company and each of the companies in the comparator group.

        (iii)  Calculation of LTIP Award.    The actual number of Target Shares payable with respect to each Performance Measure will vary, depending on the Company's percentile ranking for such Performance Measure relative to the percentile ranking of the applicable Comparator Group for the same Performance Measure, determined, determined in the following manner:

          (A)  If the Company is ranked below the twenty-fifth percentile (25th), the Target Shares payable with respect to that Performance Measure will be zero;

          (B)  If the ranking of the Company is equal to the twenty-fifth percentile (25th), fifty percent (50%) of the Target Shares will be payable;

          (C)  If the ranking of the Company is equal to the fiftieth percentile (50th), seventy-five percent (75%) of the Target Shares will be payable; and

          (D)  If the ranking of the Company is equal to the seventy-fifth percentile (75th), one hundred percent (100%) of the Target Shares will be payable.

If the ranking of the Company is between the twenty-fifth percentile (25th) and seventy-fifth percentile (75th), the number of Target Shares payable will be determined on a linear basis.

        (iv)  Vesting of Target Shares Earned.    The Target Shares earned pursuant to an LTIP Award vest, if at all, one-third (1/3) on the first day of the fiscal year of the Company following the close of the applicable performance period, and one-third (1/3) on each of the first and second anniversaries of such date, provided the Eligible Executive's Continuous Service has not been terminated on or prior to such dates. However, all unvested Target Shares will immediately vest in the event of the retirement of the Eligible Executive upon or after attaining the age of 59 1/2, the death or Disability of the Eligible Executive, or a Change in Control Termination (defined as in Section 2.12 as requiring a "double trigger" event).

  Stock Appreciation Rights

        A stock appreciation right, if awarded, entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The Committee may grant a stock appreciation right either as a standalone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company will pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.

        No SAR may be exercisable after the earliest of the following: the expiration of five years after the date the SAR is granted; ninety days after the date the SARolder's "continuous service" terminates (if termination is for any reason other than disability, death, or for cause); the date the SARholder's continuous service terminates if termination is for cause, or 180 days after the date the SARholder's continuous service terminates if termination is a result of death or disability.

        A stock appreciation right may only be exercised if it becomes vested, based on the criteria established by the Committee, and they expire under the same rules applicable to options. They are also subject to the same per-person limits applicable to options.

  Deferred Stock Unit Awards

        The Committee may award Deferred Stock Units to Participants, in such manner and amount as it may from time to time determine. Each Deferred Stock Unit represents an unsecured and unfunded obligation of the Company to issue to the award recipient, upon the expiration of such deferral period, one share of common stock. Deferred Stock Units may be awarded without payment of cash or other consideration to the Company, and may be paid or settled in cash or in common stock as may be specified in the award agreement. A Deferred Stock Unit will be forfeited in the event that the Participant's employment with the Company or service as a director, as the case may be, is terminated for cause. Deferred Stock Units carry no voting rights with respect to the underlying shares, and no cash dividends will be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue "Dividend Equivalents" in additional DSUs.

  The Company's Regular Annual Awards to Eligible Directors.

          Eligible Directors have received annual grants of DSUs under the 2006 Equity Plan, as part of each director's annual retainer as a Board member, and will continue to do so under the 2015 Equity Plan.

          Under this Program, each Eligible Director, on June 1 of each year, is entitled to receive an award of Deferred Stock Units in an amount equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director's board service retainer for such year, currently established by the Committee at $100,000 annually, by the closing price of the Company's Common Stock at the close of business on the last business day preceding June 1. A director may elect a deferral period, for settlement of his or her DSUs, of the first anniversary of the grant date, the fifth (5th) anniversary of the grant date or expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company.

  Restricted Stock Unit Awards

        The Committee is empowered to award Restricted Stock Units (RSUs) to eligible Participants, as compensation or otherwise. RSUs may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated during the restricted period. The terms and conditions applicable to all RSUs need not be identical, except that, unless otherwise determined by the Committee, each RSU must be subject to each of the following provisions:

          Number, Value, and Manner of Payment of RSUs.     Each RSU, subject to the satisfaction of any applicable service-based or performance-based conditions, will entitle the Participant to receive from the Company, upon satisfaction of the restriction, one (1) share of the Company's common stock at a specified future date established by the Committee. RSUs may be granted in consideration of services performed for or for the benefit of the Company by such Participant, without payment of cash or other consideration to the Company by the Participant. Upon delivery of the underlying share of stock at the end of the restricted period, the applicable RSU will be canceled.

          Termination of Employment or Services.     The Committee may permit accelerated vesting in the event of a Participant's death, disability or retirement, or in the event of a "double trigger" Change in Control Termination, as defined in the Plan; provided that, if the RSU is intended to qualify as performance-based compensation, no such accelerated vesting is permissible without satisfaction of the performance restriction, except in the case of death, disability or a Change in Control Termination.

          Dividends and Voting.     No RSU will be deemed to represent an equity security of the Company, nor will any RSU be deemed to carry any voting or dividend rights.

  The Company's Regular Annual Restricted Stock Unit Grants to Eligible Employees.

          Since inception of the 2006 Equity Plan, each Eligible Employee of the Company has been entitled to receive equity awards, in amounts determined by job position category. This company-wide, broad based equity incentive program has been central to our corporate culture of empowering and motivating all employees, from the executive office to the shop floor, aligning their interests with that of our stockholders by providing them with equity ownership opportunities in order to instill in them the perspective of an entrepreneur with an equity stake in the well-being of the Company.

          The Compensation Committee will continue this Restricted Stock Unit (RSU) annual grant program, in its current form, pursuant to the authority of Section 7.7(b) of the Plan. Accordingly, each person who is an Eligible Employee on November 1st, and each year thereafter, will receive an annual grant of RSUs on November 21. Future awards are subject to such further modification, as the Committee may from time to time determine, including the suspension, discontinuance or replacement thereof. The following summarizes how this Program works:

          Grant Dates.     RSUs will be granted once annually, on November 21 of each year (the "Grant Date") or at such other time as the Committee may prescribe, to all Eligible Employees of the Company.

          Grant Amounts.    On each Grant Date, RSUs will be awarded to each Eligible Employee according to position category and in grant value dollar amounts as set forth in the 2015 Equity Plan, or as from time to time otherwise prescribed by the Committee. The number of RSUs is determined by dividing the applicable dollar-denominated annual grant value of the award by the last reported sale price per share on the Nasdaq Global Select Stock Market on the last business day prior to the Grant Date.

          Vesting.    Each RSU will vest two years after the RSU Grant Date, subject to specified exceptions set forth in the award agreement.

Amendments.

        The 2015 Plan may be terminated or further amended, without stockholder approval; provided that no such amendment may be made which would increase the total number of shares covered by the Plan, extend the term of the Plan beyond the scheduled termination date, contravene any Nasdaq or other applicable governance standards, or result in any re-pricing or other reduction in the exercise prices of unexercised options or stock appreciation rights or in the cancellation of previously granted options or stock appreciation rights in exchange for new options or stock appreciation rights having a lower exercise price.

Federal Income Tax Consequences.

        The federal income tax consequences to the Company and to its employees, directors or other Participants of any awards under the Plan are complex and subject to change. The following discussion is not exhaustive and (i) is only a summary of some of the rules generally applicable to awards under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement, (ii) is not intended as a discussion of the income tax laws of any state, municipality or non U.S. taxing jurisdiction, or the gift, estate, excise (including many of the complex rules applicable to deferred compensation under Code § 409A), or other tax laws, (iii) is not intended to provide legal advice with respect to any Participant, and (iv) is not intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.

        Because individual circumstances may vary, we strongly advise all participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the Plan.

        Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for "performance based compensation" as defined in the Code. Although the Company believes that, to the extent of the performance-based awards that may be awarded under the Plan, such awards will meet Section 162(m)'s requirement, the Company cannot provide assurance that awards denominated as performance-based will always meet such requirements. Thus, Section 162(m) could limit the deductibility of a portion of such awards, as well as awards that are not performance-based. In any event, the Company reserves the right to award non-deductible compensation as it deems appropriate.

        Incentive Stock Options.    An incentive stock option is a stock option intended to meet the requirements for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The option holder also will not recognize income when the incentive stock option is exercised during employment or within three months thereafter in the event of death or permanent and total disability), except that the spread between the exercise price and the fair market value of the shares at the time of exercise may be treated as an adjustment in computing alternative minimum taxable income in the year of exercise. Generally, the Company receives no deduction at the time of exercise.

        In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant should be entitled to treat the gain or loss as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is determined under the rules applicable to non-statutory options based on the spread between the shares' basis and the sales price at the date of exercise. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

        Non-statutory Options and Stock Appreciation Rights.    Under current federal income tax law, the grant of a non-statutory stock option or a stock appreciation right will have no federal income tax consequences to the Company or the option holder, so long as the exercise price is at least equal to the fair market value of the underlying stock on the grant date. Generally, upon exercise of a non-statutory stock option or a stock appreciation right, the spread, or the excess of the fair market value of the stock at the date of exercise over the option or target price, would be taxable to the Participant as ordinary income. All such amounts taxable to a Participant would generally be deductible by the Company as compensation expense. A Participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-statutory stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year. The taxable income resulting from the exercise of a non-statutory stock option or a stock appreciation right will constitute wages subject to withholding.

        Restricted Stock and Unrestricted Stock Awards.    Awards of stock under the Plan may, in the determination of the Committee, be granted without restrictions or may be subjected to certain performance or other conditions, to rights of repurchase or to other transfer restrictions. The tax consequences of such awards under the Plan depend on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a "substantial risk of forfeiture" under Internal Revenue Code Section 83. If stock is not subject to a restriction or, even if restricted in some manner, the shares are not subject to a "substantial risk of forfeiture," the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted, less the amount, if any, paid for that stock. If the stock is subject to a "substantial risk of forfeiture," however, the recipient, subject to his or her right to elect an alternative treatment, described below, will normally recognize taxable ordinary income as and when the "substantial risk of forfeiture" lapses, in the amount of the fair market value of the shares no longer subject to the "substantial risk of forfeiture," less the amount paid, if any, for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss may be long or short-term depending on how long the recipient held the stock. A recipient of stock subject to a "substantial risk of forfeiture" may, however, make a timely election under Internal Revenue Code Section 83(b) to recognize ordinary income in the year the recipient receives or purchases the restricted stock, rather than waiting until the "substantial risk of forfeiture" lapses. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

        Deferred Stock Units.    Because a DSU only represents an unsecured and unfunded promise by the Company to issue a share of common stock to the holder upon expiration of the specified deferral period, the value of a share of stock underlying each DSU should normally be included in the Participant's taxable income only in the year in which the deferral period has expired, the DSU is paid or "settled" and the underlying stock is delivered. At such time, that is, upon settlement of the DSU, the fair market value of the delivered stock would be included as ordinary income. Any appreciation in the value of shares held thereafter, until disposition, would be entitled to capital gain taxation as either long-term or short-term, depending upon the holding period.

        Restricted Stock Units.    Grantees of a restricted stock unit generally do not recognize income at the time of grant. When the award vests or is paid, grantees generally will recognize ordinary income in an amount equal to the fair market value of the delivered stock, if settled in stock, or equal to the cash received if settled in cash. The Company, in turn, will receive a corresponding deduction.

        Compliance With Section 409A Of The Internal Revenue Code.    Code Section 409A imposes requirements on "nonqualified deferred compensation" plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the 2015 Equity Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code, and the Company makes no representations or warranties to that effect.

        In the event that an award under the Plan is granted with an exercise price less than the fair market value of the common stock subject to the award on the grant date or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (a "409A Award"), then Plan provides that certain additional conditions will apply to such grant or award, will supersede any contrary provision of the Plan, and are designed to reduce or minimize the risk that the award will be subjected to Section 409A tax treatment.

The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Steel Dynamics, Inc. 2015 Equity Plan.

The Board of Directors Recommends a Vote "FOR" Approval of the 2015 Equity Plan.

 Equity Compensation Plan Information

        Our stockholders approved the Steel Dynamics, Inc. 2006 Equity Incentive Plan at our annual meeting of stockholders held May 18, 2006, and at our annual meeting of stockholders held May 17, 2012, stockholders approved the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan (2006 Plan). Our stockholders approved the Steel Dynamics, Inc. 2013 Equity Incentive Compensation Plan (2013 Plan) at our annual meeting of stockholders held May 16, 2013. The following table summarizes information about our equity compensation plans at December 31, 2014:

			(c)
	(a)	(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)
Equity compensation plans approved by security holders:
2006 Plan	3,872,270	$14.62	9,602,161
2013 Plan and 2008 Predecessor Plan	231,160	—	2,268,635
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted average exercise price for the 2006 Plan does not take into account 2,011,226 RSU, 161,543 DSU, and 300,986 LTIP issuable upon expiration of the vesting or deferral periods, which have no exercise price.

Proposal No. 4
Advisory Vote to Approve the Compensation of the Named Executive Officers

        We are asking our stockholders to approve, on an advisory basis, the compensation paid to the Named Executive Officers for 2014, as disclosed in this Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This vote, which is sometimes referred to as a "say-on-pay" vote, is required by Section 14A of the Exchange Act. Pursuant to Section 14A, this vote is advisory only, and, accordingly is not binding on the Company or the Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when making future compensation decisions.

        As described in the Compensation Discussion and Analysis set forth in the previous section of this Proxy Statement, although for the first 18 years of the Company's life its executive compensation policies and practices, as expressed in its current annual incentive compensation plan, the Annual Plan, and its predecessors, were primarily driven by its founding entrepreneurial belief that our executive officers should be compensated largely through highly leveraged, shorter-term incentive compensation that is dependent upon annual profitability, an additional and equally important element was added in 2012 with the introduction of the Company's LTIP. The unifying factor between the shorter-term perspective of the Annual Plan and the long-term perspective of the LTIP is the fact that both reflect a fundamental pay-for-performance underpinning, the cardinal principle informing the Committee's compensation philosophy.

        The differentiating factor between the two performance-based incentive compensation plans—that is, one measured by the Company's profits and the other measured by relative performance against the Company's direct steel sector competitors using four distinct financial operating measures—is that, while critical, overall profitability should not be the sole determinant, especially if overall steel industry market conditions are challenging and, beyond the control of our executives. Such a narrow focus may create a compensation disparity, as it has from time to time with the Company, when measured against how the Company performed in relation to steel sector competitors. In other words, although the Named Executive Officers have consistently delivered outstanding performance, in good steel industry markets and in poor ones, enabling us to outperform our competitors measured by most operating metrics, the volatile nature of the steel industry, and particularly well-illustrated by the difference in general economic conditions between 2008 and 2009, has resulted from time to time in year-to-year bonus compensation that has averaged well below overall target opportunities and well below overall compensation levels enjoyed by our steel sector competitors and other peers. In large part, these year-over-year fluctuations resulted from the absence of a long-term incentive compensation opportunity, a situation that was rectified in 2012.

        Therefore, as demonstrated by the balanced mix of both short-term and long-term incentives that are contained in our executive compensation program, our executive compensation policies and practices reflect the following principles:

  •
  base salary should be fixed, payable in cash, and generally established at or below the median of the competitive market, yet when combined with the potential for above-market, highly-leveraged annual incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  •
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee, with such incentive compensation dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, generally should not be used as a regular part of incentive compensation;

  •
  long-term incentive compensation should be performance-based, with the amounts earned measured by how management has performed relative to our steel sector competitors over a multi-year period based on pre-established key financial and other operating measures;

  •
  total direct compensation across all market conditions should be at or above market norms when Company performance so merits but below market norms when that performance lags; and

  •
  reward for exemplary individual effort and performance over time should be expressed primarily through annual increases in the level of base salary.

        The Board believes that our executive compensation program effectively aligns our Named Executive Officers' interests with those of our stockholders in the pursuit of long-term value creation through exemplary performance.

        Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:

      "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2014 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2015 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables, and the accompanying narrative set forth on pages 27 to 54 of the Proxy Statement."

The Board of Directors recommends a vote FOR the approval
of the compensation of the Named Executive Officers.

 Statement of Policy for the Review, Approval or Ratification
of Transactions with Related Persons

        Related persons transactions are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our Company's website at www.steeldynamics.com under "Investor Center—Corporate Governance."

        The policy applies to any "Transaction With a Related Person." Under our policy, a "Related Person" is a person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer, a nominee to become a director, a stockholder who beneficially owns 5% or more of the Company's common stock, an "Immediate Family Member" (that is, a spouse, child, parent, sibling, or an in-law) of any of the foregoing persons as well as any entity which is owned or controlled by any of such persons (or of which such person is a general partner or a 5% or greater beneficial owner) or any other person identified by our Audit Committee or our Board as a "Related Person" for purposes of this policy. Once a person has been identified as "Related Person" and if we or any subsidiary is a participant, then if the aggregate amount involved in the transaction exceeds $120,000 and the "Related Person" has a direct or indirect interest (other than simply as a result of being a director or less than a 10% beneficial owner of the entity involved) the transaction must be considered, approved or ratified by the Audit Committee.

        We have established the threshold transactional amount at $120,000 which triggers the review, even though applicable SEC regulations currently set the threshold higher. We have done this so that even smaller Transactions With Related Persons will be reviewed for fairness and appropriateness. Employment of a Related Person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-Related Persons in similar positions (so long as the Related Person is not an executive officer required to be reported in our annual Proxy Statement) is not subject to the policy but are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

        All other transactions subject to our policy must be approved in advance by the Audit Committee, unless our Chief Executive Officer or Chief Financial Officer determines that it is impractical to wait until an Audit Committee meeting. In such event, the Chair of the Audit Committee may review and approve the proposed Related Person transaction but shall then promptly report any such approval to the full Audit Committee. All material facts respecting the Related Person transaction must be disclosed to the Audit Committee. In the event that we become aware of a Related Person transaction that has not been approved prior to its consummation, the matter must then still be reviewed by the Audit Committee, which will then review all relevant facts and circumstances, shall evaluate all available options (including ratification, revision, or termination of the transaction), and shall take such course of action as it deems appropriate.

        In reviewing any Related Person transaction, the Audit Committee must consider the proposed benefits to the Company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the Company.

 Certain Relationships and Related Party Transactions

        We sell flat roll products and occasionally purchase ferrous materials from Heidtman. The president and chief executive officer of Heidtman is a member of our Board of Directors and a stockholder of the Company. Transactions with Heidtman and smaller affiliated companies of Heidtman for the years ended December 31 are as follows (in thousands):

	2012	2013	2014
Sales	$244,531	$236,075	$234,608
Percentage of consolidated net sales	3%	3%	3%
Accounts receivable	38,093	51,760	35,447
Purchases	11,372	5,562	7,639
Accounts payable	800	391	236

        On September 15, 2009, we purchased a 32 acre tract of real estate adjacent to our Flat Roll Division in Butler, Indiana, together with a 387,000 square foot building from Heidtman for $9.3 million. Simultaneously, we also purchased equipment located at this site from Heidtman for $18.6 million. Immediately following these purchases, we leased the real estate and equipment to Heidtman for a term of five years commencing on September 15, 2009 and terminating on August 31, 2014. Heidtman paid us a monthly rental fee for the use of the real estate and equipment in its steel processing operations. At any time during the lease term, Heidtman had the option to repurchase the real estate and equipment. In January 2014 Heidtman exercised that option, paying the Company $27.9 million. These transactions were effected and administered at arm's length pursuant to appraised values and market rates.

        We also purchase and sell recycled and scrap metal with other smaller affiliated companies. These transactions for the years ended December 31 are as follows (in thousands):

	2012	2013	2014
Sales	$38,286	$49,748	$39,777
Accounts receivable	4,771	4,632	7,543
Purchases	238,114	111,048	279,177
Accounts payable	14,344	9,936	21,029

 Other Matters

        We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors
MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
April 10, 2015

Annex A

STEEL DYNAMICS, INC.
2015 EQUITY INCENTIVE PLAN

1.     Purpose of this Plan and Available Awards.

        1.1    Purpose.    The purpose of this Steel Dynamics, Inc. 2015 Equity Incentive Plan (this "Plan"), which will become effective upon approval by the Company's stockholders, as contemplated by Section 1.2, is to succeed and replace the existing 2006 Equity Incentive Plan, last amended and restated and approved by stockholders on May 17, 2012. In so doing, the Plan will enable the Company, to continue to provide a variety of equity based incentives designed to motivate Participants to continue to put forth maximum effort toward the success and growth of the Company and to attract and retain qualified persons who, by their experience, skill and diligence, are able to make important contributions to the Company's success and to the long-term interest of its stockholders. To accomplish these objectives, this Plan provides for awards of equity based incentives through the grant of Options, Stock Awards, Performance Awards, Stock Appreciation Rights, Deferred Stock Units and Restricted Stock Units to Eligible Employees and other Participants, all subject to the conditions described herein.

        1.2    Establishment.    The effective date of this Plan (the "Effective Date"), is the later to occur of May 21, 2015 or the date, if later, on which the holders of a majority of the outstanding shares of the Company's common stock present or represented, and entitled to vote at the Steel Dynamics 2015 Annual Meeting of Stockholders, approve this Plan, which approval must occur within twelve months after May 21, 2015. No Awards may be granted pursuant to this Plan prior to the date of stockholder approval.

        1.3    Shares Available for Issuance Pursuant to Awards.    Subject to the fungible share reserve provisions of Sections 5 and 5.2, and subject, further, to adjustment as provided in Section 5.3, a total of 12,500,000 shares of Common Stock will be available for issuance pursuant to Awards. As of December 31, 2014, 9,602,161 shares of Common Stock remain unissued under the expiring 2006 Equity Incentive Plan.

2.     Definitions.

        2.1   "409A Award" means an Award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 8 of this Plan.

        2.2   "Administrator" means the Committee appointed by the Board in accordance with Section 3.5.

        2.3   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.4   "Award" means any right granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right, a Deferred Stock Unit and a Restricted Stock Unit.

        2.5   "Award Agreement" means (i) the applicable written agreement between the Company and a holder of an Award, where such Award is granted pursuant to a written agreement that evidences the terms and conditions of such Award, (ii) the operative provisions of this Plan, where such Award is specifically provided hereunder, as from time to time approved by the Committee, or (iii) a specific resolution, adopted by the Committee authorizing and describing the terms and conditions of the Award. Each Award Agreement shall be subject to the other general terms and conditions of this Plan.

        2.6   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

        2.7   "Board" means the Board of Directors of the Company.

        2.8   "Business Combination" has the meaning set forth in Section 2.11(e).

        2.9   "Cashless Exercise" has the meaning set forth in Section 6.4.

        2.10 "Cause" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Cause, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, or the commission of any other act involving willful malfeasance or a fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all questions of fact relating to whether a Participant has been discharged for Cause.

        2.11 "Change in Control" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Change in Control, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Change in Control, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean:

          (a)   The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (b)   The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

          (c)   The adoption of a plan relating to the liquidation or dissolution of the Company;

          (d)   Any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); or

          (e)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Entity, or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction").

        2.12 "Change in Control Termination" means a Participant's employment is terminated either by the Company or an Affiliate without Cause, or by the Participant for Good Reason, at any time during the period beginning six (6) months prior to a Change in Control and ending twenty-four (24) months following a Change in Control.

        2.13 "Code" means the Internal Revenue Code of 1986, as amended.

        2.14 "Committee" means a committee of the Board appointed by the Board to administer this Plan in accordance with Section 3.5.

        2.15 "Common Stock" means the common stock of the Company.

        2.16 "Company" means Steel Dynamics, Inc., an Indiana corporation.

        2.17 "Comparator Group" has the meaning set forth in Section 7.3(f).

        2.18 "Company Voting Securities" has the meaning set forth in Section 2.11(d).

        2.19 "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director, is not interrupted or terminated. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.

        2.20 "Covered Employee" means the chief executive officer and the four (4) or more other highest compensated or other officers of the Company in respect of whom reports are required to be filed pursuant to Section 16 of the Exchange Act.

        2.21 "Date of Grant" means the date on which an Award is made, if made automatically under one or more Plan provisions, or the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

        2.22 "Deferral Period" has the meaning set forth in Section 7.6(a).

        2.23 "Deferred Stock Unit" means the right to receive, at the end of the Deferral Period, one (1) share of Common Stock pursuant to Section 7.6.

        2.24 "Director" means a member of the Board.

        2.25 "Disability" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Disability, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Disability, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

        2.26 "Effective Date" has the meaning set forth in Section 1.2.

        2.27 "Eligible Director" means any member of the Board who is not an Eligible Employee.

        2.28 "Eligible Employee" means any person employed by the Company or an Affiliate, including any business, corporation or other entity acquired by the Company or an Affiliate, if and to the extent specifically approved by the Committee; provided, however, that an "Eligible Employee" shall not include, unless specifically approved by the Committee, any person employed by the Company or any Affiliate whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.

        2.29 "Eligible Executive" means any of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President for Steelmaking, and the Executive Vice President for Metals Recycling, of the Company, or as otherwise may be determined from time to time by the Committee.

        2.30 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.31 "Fair Market Value" means, as of any date, the last reported Common Stock sale price per share on such date, on the Nasdaq Global Select Market, or such other principal exchange on which the Company's shares are traded, or if no sale was made on such date on such principal exchange, the closing reported bid price on such date on such exchange.

        2.32 "Free Standing Rights" has the meaning set forth in Section 7.5(a).

        2.33 "Good Reason" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Good Reason, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean a Participant's resignation from the Company within thirty (30) days following the occurrence of any of the following events with respect to such Participant:

          (a)   without the participant's express written consent, the significant reduction of the Participant's duties, authority, responsibilities, or reporting relationships relative to the Participant's duties, authority, responsibilities, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Participant of such reduced duties, authority, responsibilities, or reporting relationships, which reduction or assigned reduction remains in effect five (5) business days after written notice by the Participant to the Chief Executive Officer of such conditions; provided, however, that the mere occurrence of a Change in Control shall not, in and of itself, constitute a material adverse change in the Participant's duties, authority, responsibilities or reporting relationships.

          (b)   a material reduction by Company in the base salary, bonus structure or benefits of the Participant as in effect immediately prior to such reduction, with the result that the Participant's overall benefits package is significantly reduced; or

          (c)   the relocation of the Participant's principal work location to a facility or a location more than fifty (50) miles from the Participant's then present principal work location, without the Participant's express written consent.

        2.34 "Grant Date" has the meaning set forth in Section 7.7(b).

        2.35 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.36 "Incumbent Directors" means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date, whose election to the Board was approved by stockholders, or, if appointed to fill a vacancy on the Board, was appointed by a vote of a majority of the Incumbent Directors.

        2.37 "LTIP Award" means a Performance Award granted to an Eligible Executive pursuant to Section 7.3(f).

        2.38 "Net Exercise" has the meaning set forth in Section 6.4.

        2.39 "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Exchange Act Rule 16b-3.

        2.40 "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.41 "Non-Qualifying Transaction" has the meaning set forth in Section 2.11(e).

        2.42 "Officer" means a person who is an officer of the Company, whether within the meaning of Section 16 of the Exchange Act (and, hence, also a "Covered Employee"), or otherwise.

        2.43 "Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as the case may be, granted pursuant to this Plan.

        2.44 "Optionholder" means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

        2.45 "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

        2.46 "Parent Corporation" has the meaning set forth in Section 2.11(e).

        2.47 "Participant" means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Award, and includes an Eligible Employee or an Eligible Director.

        2.48 "Performance Award" means Awards granted pursuant to Section 7.3.

        2.49 "Performance Measure" has the meaning set forth in Section 7.3(f).

        2.50 "Plan" means this Steel Dynamics, Inc. 2015 Equity Incentive Plan.

        2.51 "Related Rights" has the meaning set forth in Section 7.5(a).

        2.52 "Restricted Period" means the period during which any risk of forfeiture or other restrictions set by the Administrator remain in effect.

        2.53 "Restricted Stock Award" means any Award granted pursuant to Section 7.1.

        2.54 "Restricted Stock Unit" means the right to receive, at the end of the Restricted Period, one (1) share of Common Stock pursuant to Section 7.7.

        2.55 "Right of Repurchase" means the Company's option, if any, to repurchase Common Stock issued pursuant to an Award, upon the Participant's termination of Continuous Service pursuant to Section 7.4.

        2.56 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.57 "SAR Amount" has the meaning set forth in Section 7.5(f).

        2.58 "SAR Exercise Price" means the value of the Common Stock, the excess over which a Stock Appreciation Right provides for payment upon the exercise thereof.

        2.59 "SEC" means the Securities and Exchange Commission.

        2.60 "Securities Act" means the Securities Act of 1933, as amended.

        2.61 "Stock Appreciation Right" means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

        2.62 "Stock Award" means a Restricted Stock Award or an Unrestricted Stock Award, as the case may be, granted pursuant to this Plan.

        2.63 "Surviving Entity" means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

        2.64 "Target Shares" has the meaning set forth in Section 7.3(f).

        2.65 "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

        2.66 "Unrestricted Stock" means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

        2.67 "Unrestricted Stock Award" means any Award granted pursuant to Section 7.2.

3.     Administration.

        3.1    Administration by Board.    This Plan shall be administered by the Board only in the event that, due to unforeseen and extraordinary circumstances, the Committee is unable to function, and then only by the members of the Board who meet the independence requirements set forth in Sections 3.5(a) and (b), and only until such incapacity ends.

        3.2    Powers of Administrator.    The Administrator shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of this Plan.

        3.3    Specific Powers.    In particular, subject to the limitations and other provisions set forth herein, the Administrator shall have the authority: (a) to construe and interpret this Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of this Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of or Awards under this Plan; (d) to delegate its authority to one or more

Officers of the Company with respect to existing Awards, other than Performance Awards, that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act; (e) to adopt, modify or terminate Award programs pursuant to authority granted under this Plan; (f) to select those Participants to whom Awards shall be granted from time to time and to determine the number of shares of Common Stock to be made subject to, or by which measure, each Award; (g) to prescribe the manner by which an Award shall be evidenced, either in paper or electronic form or by book entry, as well as the form of all Award Agreements hereunder; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, if any, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, provided, however, that the Administrator: (A) may not accelerate or waive the vesting requirement of any Award that has not fully vested, except (1) in the case of any time-based vesting requirement, to the extent of the unvested portion thereof, only upon a finding good cause shown; (2) in the case of any performance-based vesting requirement, to the extent of the unvested portion thereof, only upon a finding that the performance criteria applicable to such Award of portion thereof have been satisfied; or (3) in the event of a Change in Control Termination, as defined in Section 2.12; and (B) may not, without stockholder approval, reprice or otherwise reduce the exercise or base price of any unexercised or unsettled Award, or cancel previously granted Awards and issue new Awards to the same Participants at a lower exercise or base price; provided, further, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award, such amendment shall also be subject to the Participant's consent (but cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (l) to make decisions with respect to outstanding Options that may become necessary if an event occurs that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations, save for those proscribed or limited herein, which it determines to be necessary or advisable for administration of this Plan.

        3.4    Decisions Final.    All decisions made by the Administrator pursuant to the provisions of this Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

        3.5    The Committee.

          (a)    General.    The Board may specifically delegate administration of this Plan to a Committee of three (3) or more members of the Board, which shall include the Compensation Committee, and the term "Committee" shall apply to persons to whom such authority has been so delegated and which meets the composition requirements of Section 3.5(b). In the absence of a specific delegation to the contrary, the Committee shall be the Compensation Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board, upon the recommendation of its Corporate Governance and Nominating Committee. From time to time, the Board may increase the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused. The Committee shall act pursuant to a vote of the majority of its members or, in the event that there are only two members able to vote, the unanimous consent of its members, whether present in person, present by telephone, or by the written consent of the majority of its members. Minutes shall be kept of all of its meetings. Subject to the limitations prescribed by this Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

          (b)    Committee Composition.    The Committee shall consist solely of three or more Non-Employee Directors who are also Outside Directors. All such Directors shall also meet all standards for "independence" as that term is defined under applicable securities laws, Securities and Exchange Commission rules and Nasdaq Listing Rules as they may exist from time to time.

        3.6    Indemnification.    In addition to such other rights of indemnification they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator's consultants or advisors shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants or advisors may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by the Administrator or any of its consultants or advisors in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants or advisors in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants or advisors did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, the Administrator or any of its consultants or advisors shall, in writing, offer the Company the opportunity, at the Company's own expense, to handle and defend such action, suit or proceeding.

        4.    Eligibility for Specific Awards.    Awards may be granted to any Participant who is designated by the Administrator to receive an Award.

        5.    Shares Subject to Awards.    The stock available for grant of Awards shall be authorized but unissued or reacquired shares of Common Stock. Subject to adjustment as provided in Section 5.3, the total number of shares that may be issued pursuant to Awards is set forth in Section 1.3 and shall be held hereunder as a fungible share reserve, subject to the following sentence. The number of shares of Common Stock available for issuance pursuant to Awards will be reduced by (a) 2.09 shares for each share of Common Stock subject to any Award (other than an Option or a Stock Appreciation Right), and (b) 1.00 share for each share of Common Stock subject to an Option or Stock Appreciation Right. Awards that by their terms do not permit settlement in shares of Common Stock will not reduce the number of shares of Common Stock available for issuance pursuant to Awards. Any shares issued by the Company through the assumption or substitution of outstanding awards of an acquired company will not, unless required by law or regulation, reduce the number of shares of Common Stock available for Awards. Fractional shares of Common Stock may not be issued under the terms of any Award, but the Administrator may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

        5.1    Individual Share Limitation.    Subject to the provisions of Section 10.2 below, the maximum number of shares with respect to which Awards may be granted to any Eligible Employee in any one fiscal year shall be 300,000 shares.

        5.2    Reversion of Shares to Share Reserve.    If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, then the number of shares of Common Stock counted against the number of shares available for issuance under this Plan with respect to such Award, to the extent of such expiration or other termination, shall again be available for issuance under this Plan. If shares of Common Stock issued pursuant to Awards are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, then the number of shares of Common Stock counted against the number of shares available for issuance under this Plan with respect to such Award, to the extent of such forfeiture, shall again be available for issuance under this Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be available for issuance under this Plan if such shares are: (a) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (b) shares used to pay the exercise price of an Option, (c) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award in accordance with Section 10.4, or (d) shares repurchased on the open market with the proceeds of an Option exercise.

        5.3    Recapitalization or Reorganization of Company.    Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to outstanding Awards and the number of shares available for issuance pursuant to Awards, and the exercise price of an outstanding Award, if any, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or like change in the capital structure of the Company.

        6.    Options: Terms and Conditions.    The Administrator may from time to time grant Options hereunder, either Incentive Stock Options or Nonstatutory Stock Options, as it may deem advisable. Options shall be evidenced by an Award Agreement, in such form and containing such provisions which are consistent with this Plan as the Administrator shall from time to time approve. Each Award Agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. All Options shall be settled in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as set forth in the Award Agreement). No Option may be purchased, terminated or otherwise reacquired by the Company in exchange for cash so long as the Fair Market Value of the Common Stock subject to such Option exceeds the exercise price thereof. Options, if any, granted to an Eligible Director, however, may only be Nonstatutory Stock Options. Each Award Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

        6.1    Number of Shares Subject to Option.    Each Award Agreement shall specify the number of shares subject to the Option.

        6.2    Option Price.    The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the day immediately preceding the Date of Grant.

        6.3    Ten Percent Stockholders.    A Ten Percent Stockholder, if any, shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the day immediately preceding the Date of Grant, and the Option is not exercisable after the expiration of five years from the Date of Grant.

        6.4    Medium and Time of Payment.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised, or (b) in the discretion of the Administrator, and upon such advance notice to the Administrator, and subject to such terms and conditions as the Administrator may specify, the exercise price may be permitted to be paid in such of the following manners as the Administrator shall approve: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price and any tax withholding obligation ("Net Exercise"), (iii) in cash by a broker-dealer, with a program acceptable to the Company, to whom the option holder has submitted an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying Shares (a "Cashless Exercise"); (iv) by a combination of any of such methods, or (v) in such other manner as the Administrator, in its discretion, either at the time of grant or thereafter, may provide. In the case of alternatives (i), (ii), (iv) and (v), the Administrator shall comply with the withholding obligations set forth in Section 10.4.

        Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, a Cashless Exercise or a Net Exercise or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) is prohibited.

        Payment of the exercise price by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act, through a Net Exercise transaction, is subject to pre-approval by the Administrator, in the exercise of its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Exchange Act Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

        6.5    Term of Option.    No Option granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the Option is granted, (b) ninety days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than Disability, death, or Cause, (c) the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for Cause, as finally determined by the Committee, or (d) the earlier of one hundred eighty days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or if death results within not more than ninety days of the date on which the Optionholder's Continuous Service terminates, or the expiration of the stated term of the Option; provided, however, that the Award Agreement for any Option may provide for shorter periods in any of the foregoing instances.

        6.6    Exercise of Option.    No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. Any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of his or her death, may be exercised by the Optionholder's designated beneficiary, personal representatives, heirs, or legatees.

        To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.

        6.7    No Transfer of Option.    No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution or pursuant to the provisions of a Qualified Domestic Relations Order. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. No right or interest of an Eligible Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Eligible Employee to any other party other than the Company or an Affiliate.

        6.8    Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be designated or otherwise treated as Nonstatutory Stock Options.

        6.9    Restriction on Issuance of Shares.    The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

        6.10    Investment Representation.    Any Optionholder may be required, as a condition of issuance of shares upon the exercise of his or her Option, to represent that the shares to be acquired pursuant to the exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may impose an appropriate transfer restriction on the shares.

        6.11    Rights as a Stockholder or Employee.    An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares subject to any Option until the date of issuance of such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date of issuance of such shares. Nothing in this Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder's Continuous Service at any time.

        6.12    No Fractional Shares.    In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

        6.13    Additional Requirements Under Section 409A.    Each Award Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of this Plan or the Award Agreement to the contrary, the Option shall satisfy any additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the unanticipated event any Option is granted with an exercise price less than the Fair Market Value of the Common Stock subject to the Option on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

        6.14    Other Provisions.    Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time, or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of this Plan.

7.     Provisions of Awards Other than Options.

        7.1    Restricted Stock Awards.

          (a)    Nature of Restricted Stock Awards.    The Administrator may from time to time award, as compensation or otherwise, or sell at a purchase price determined by the Administrator, restricted Common Stock to eligible Participants. Except as set forth in the Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period"). Each Restricted Stock Award shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as set forth in the Award Agreement, including the treatment of dividends or dividend equivalents, as the case may be.

          (b)    Terms and Conditions of Restricted Stock Awards.    The terms and conditions of any Restricted Stock Award Agreement or purchase agreements may vary from Award to Award, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

            (i)    Purchase Price.    The purchase price of Restricted Stock Awards, if applicable, shall be set forth in the Award Agreement or purchase agreement, and may be stated as cash, property or prior services.

            (ii)    Consideration.    The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (x) in cash at the time of purchase; or (y) in any other form of legal consideration that may be acceptable to the Administrator in its discretion, including, without limitation, a full recourse secured promissory note, property or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

            (iii)    Vesting.    Shares of Common Stock acquired under the Restricted Stock Award may, but need not be subject to a vesting schedule or other Restricted Period that may or may not specify a Right of Repurchase in favor of the Company in accordance with the terms and conditions describing such repurchase right.

            (iv)    Termination of Participant's Continuous Service.    Unless otherwise provided in the Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant's Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire the Restricted Stock in accordance with the terms thereof, or, if applicable, the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services.

            (v)    Transferability.    Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant, only upon such terms and conditions as are set forth in the Award Agreement; provided, however, that the Common Stock covered by the Award remains subject to the terms of the Award Agreement.

            (vi)    Lapse of Restrictions.    Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award shall lapse, and the shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions, except those that may be imposed by law, by the terms of this Plan or the terms of the Restricted Stock Award itself, to the Participant or the Participant's beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant's beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock shall be issued and delivered, and the Participant shall be entitled to the beneficial ownership rights of such Common Stock, not later than (i) the date that is 2 1/2 months after the end of the Participant's or the Company's taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, or (ii) the date as may be necessary to avoid application of Code Section 409A to such Award.

        7.2    Unrestricted Stock Awards.    The Administrator may from time to time award, as compensation or otherwise (or sell at a purchase price determined by the Administrator) Unrestricted Stock Awards to any Participant, pursuant to which such individual may receive shares of Common Stock, free of any vesting restriction ("Unrestricted Stock"), but nonetheless subject to any applicable transfer restrictions as may be required by law. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

        7.3    Performance Awards.

          (a)    Nature of Performance Awards.    A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock, upon the attainment of specified performance goals set forth in the Award Agreement. The Administrator may make individual Performance Awards or may make Performance Awards pursuant to a separate Performance Award program approved and adopted hereunder by the Committee consistent with the provisions of this Section 7.3 and this Plan. Performance Awards may be granted only to an Eligible Employee. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.

  Each individual Award Agreement and program hereunder, pursuant to which Performance Awards may be made, shall specify the applicable performance goals, which shall be based on a pre-established objective formula or standard, measured over one or more performance periods determined by the Administrator, and shall specify the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted and vest if the performance goal is attained.

  Performance goals will be determined by the Committee prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an Eligible Employee, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, Company-wide, divisional or operating unit sales or sales growth, gross margin, operating, pre-tax or after-tax income (Company-wide or by operating units or division), earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and amortization, return on equity, return on assets, measures of liquidity or credit metrics, cash flow or cash flow per share, return on invested capital, earnings per share, share price performance, total shareholder return, production and safety goals or targets, improvements or attainment of expense levels, improvement in or attainment of working capital levels or debt reduction, or implementation or completion of critical projects. Measures of performance may be set by reference to an absolute standard, as a change from prior performance periods, by comparison to specified peer group companies, other groups of companies, industry groups or measures, an index covering multiple companies, other external measures, otherwise as the Committee may determine. The Committee may also establish rules governing the application of the performance criteria to certain extraordinary events, such as but not limited to claim or litigation settlements or judgments; changes in tax law; accounting principles or other such laws or provisions affecting reported results; asset write-downs; severance; contract termination; costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Eligible Employee or to different Eligible Employees. A Performance Award to an Eligible Employee who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Eligible Employee's termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only if and to the extent that the applicable performance objectives as of the date of termination, have been met for each applicable performance period.

          (b)    Restrictions on Transfer.    Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c)    Rights as a Stockholder.    An Eligible Employee receiving a Performance Award shall have the rights of a stockholder only as to shares actually issued to the Eligible Employee and not with respect to shares subject to the Performance Award and not yet actually earned and issued. An Eligible Employee shall be entitled to receive the shares of Common Stock under a Performance Award only upon satisfaction of all the conditions set forth in the Award Agreement. The Eligible Employee shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Eligible Employee's or the Company's taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Eligible Employee has a legally binding right to such amounts, whichever is later, or (ii) such other date as may be necessary to avoid application of Section 409A to such Awards.

          (d)    Termination.    Except as may otherwise set forth in the Award Agreement, a Participant's rights in all Performance Awards shall automatically terminate upon the Eligible Employee's termination of Continuous Service (or business relationship) with the Company and its Affiliates, for any reason other than the death or Disability of the Participant.

          (e)    Certification.    Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Award Agreement provides otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

          (f)    Long-Term Incentive Compensation Program.    Subject to the terms of this Section 7.3 and such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof, the Committee may grant Performance Awards to the Eligible Executives during the first quarter of each fiscal year of the Company that shall be subject to a three (3) year performance period commencing on the first (1st) day of the first (1st) fiscal year of the applicable performance period and ending on the last day of the third (3rd) fiscal year in the applicable performance period and that shall be paid, if at all, in shares of Common Stock in accordance with this Section 7.3(f) (each, an "LTIP Award").

            (i)    Target LTIP Award.    The maximum number of shares of Common Stock subject to an LTIP Award ("Target Shares") shall be determined by the Committee on the Date of Grant based on a multiple of the Eligible Executive's base salary, divided by the Fair Market Value of a share of Common Stock, on the first (1st) day of the applicable performance period.

            (ii)    Performance Measures.    The number of Target Shares actually earned by and payable to an Eligible Executive pursuant to an LTIP Award shall be based on the Company's financial performance during the applicable performance period relative to the financial performance of a group of steel sector competitors, determined by the Committee on the Date of Grant (the "Comparator Group"), during the same period, which financial performance shall be determined by the following performance measures (each, a "Performance Measure"):

              (A)    Revenue Growth.    Revenue growth shall equal the excess, if any, of the total revenue in current three-year performance period over the total revenue in previous three-year performance period, divided by the total revenue in previous three-year performance period.

      For example, ((2013 revenue + 2014 revenue + 2015 revenue), minus (2012 revenue + 2013 revenue + 2014 revenue)) / (2012 revenue + 2013 revenue + 2014 revenue).

              (B)    Operating Margin.    Operating margin shall equal the total operating income for the current three-year performance period, divided by the total revenue for the current three-year performance period.

      For example, (2013 operating income + 2014 operating income + 2015 operating income) / (2013 revenue + 2014 revenue + 2015 revenue).

              (C)    Return on Invested Capital.    Return on invested capital shall equal the total net income for the current three-year performance period, divided by the sum of total equity, plus long-term debt and the current portion of long-term debt, for current three-year performance period.

      For example, (2013 net income + 2014 net income + 2015 net income) / the sum of the equity, long-term debt and the current portion of long-term debt, for 2013, 2014 and 2015.

              (D)    Return on Equity.    Return on equity shall equal the total net income for the three-year performance period, divided by total equity for the three-year performance period.

      For example, (2013 net income + 2014 net income + 2015 net income) / the sum of the total equity for 2013, 2014 and 2015.

    Each Performance Measure shall be weighted equally (25% each) and the results for any performance period shall be based on the measures over the corresponding fiscal year of the Company and each of the companies in the Comparator Group.

            (iii)    Calculation of LTIP Award.    The actual number Target Shares payable with respect to each Performance Measure shall vary depending on the Company's percentile ranking for such Performance Measure relative to the percentile ranking of the applicable Comparator Group for the same Performance Measure, determined as follows:

              (A)  If the Company is ranked below the twenty-fifth percentile (25th), the Target Shares payable with respect to that Performance Measure shall be zero;

              (B)  If the ranking of the Company is equal to the twenty-fifth percentile (25th), fifty percent (50%) of the Target Shares shall be payable;

              (C)  If the ranking of the Company is equal to the fiftieth percentile (50th), seventy-five percent (75%) of the Target Shares shall be payable; and

              (D)  If the ranking of the Company is equal to the seventy-fifth percentile (75th), one hundred percent (100%) of the Target Shares shall be payable.

    If the ranking of the Company is between the twenty-fifth percentile (25th) and seventy-fifth percentile (75th), the number of Target Shares payable shall be determined on a linear basis.

    Each Performance Measure shall be weighted equally (25% each) and the average percentage of Target Shares payable with respect to each Performance Measure shall be used to determine the number of Target Shares actually payable pursuant to the LTIP Award.

    For example, if an LTIP Award granted to an Eligible Executive provides for two hundred (200) Target Shares and at the end of the applicable performance period the Committee certifies, in accordance with Section 7.3(e) above, the following percentile rankings for each Performance Measure, the Target Shares payable shall be:

Performance Measure	Ranking	Target Shares Payable
Revenue Growth	90th percentile	100%
Operating Margin	84th percentile	100%
Return on Invested Capital	66th percentile	91%
Return on Equity	51st percentile	76%

        The average payout for the entire award is 91.75% ((100% + 100% + 91% + 76%)/4). Therefore, 183.5 Target Shares (200 × 91.75%) shall be payable pursuant to the LTIP Award.

            (iv)    Payment of LTIP Award.    Subject to the vesting requirements set forth in Section 7.3(f)(v) below, the Target Shares earned pursuant to an LTIP Award shall be issued and delivered, and the Eligible Executive shall be entitled to the beneficial ownership rights of such Target Shares, not later than (i) the date that is 2 1/2 months after the end of the Eligible Executive's or the Company's taxable year for which the performance period ends and the Eligible Executive has a legally binding right to such Target Shares, or (ii) the date as may be necessary to avoid application of Code Section 409A to such LTIP Award.

            (v)    Vesting of Target Shares Earned.    The Target Shares earned pursuant to an LTIP Award shall vest, if at all, one-third (1/3) at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the performance period), and one-third (1/3) on each of the first and second anniversaries of such date, provided the Eligible Executive's Continuous Service has not been terminated on or prior to such dates. Notwithstanding the foregoing, all unvested Target Shares shall immediately vest in the event of the retirement of the Eligible Executive upon or after attaining the age of 59 1/2, the death or Disability of the Eligible Executive, or a Change in Control Termination of the Eligible Executive.

        7.4    Right of Repurchase.    Each Award Agreement may provide that, following a termination of the Participant's Continuous Service, the Company may repurchase the Participant's unvested Common Stock acquired under this Plan (the "Right of Repurchase"). The Right of Repurchase shall be set forth in the terms and conditions applicable thereof and shall be exercisable with respect to any unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under this Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant's Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

        7.5    Stock Appreciation Rights.

          (a)    General.    Stock Appreciation Rights shall be subject to such vesting and exercise requirements as specified in the Award Agreement. Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under this Plan ("Related Rights"). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

          (b)    Grant Requirements.    A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the SAR Exercise Price may never be less than the Fair Market Value of the underlying Common Stock on the Date of Grant, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the underlying Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

          (c)    Exercise and Payment.    Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company an amount equal to the product of the (i) excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in the Award Agreement or the related Option, multiplied by (ii) number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be paid in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as set forth in the Award Agreement), valued at Fair Market Value on the date of exercise, cash or a combination thereof, as set forth in the Award Agreement. No Stock Appreciation Right may be purchased, terminated or otherwise reacquired by the Company in exchange for cash so long as the Fair Market Value of a share of Common Stock exceeds the SAR Exercise Price.

          (d)    Exercise Price.    The SAR Exercise Price of a Free Standing Stock Appreciation Right shall be set forth in the Award Agreement and shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the SAR Exercise Price, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.5(b)(i) are satisfied.

          (e)    Reduction in the Underlying Option Shares.    Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

          (f)    Additional Requirements under Section 409A.    A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the requirements of this Section 7.5(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the Date of Grant of the Stock Appreciation Right (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provide that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the Award Agreement, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the Award Agreement, subject to Section 8.1 hereof.

          (g)    Term of SAR.    No Stock Appreciation Rights (SAR) granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the SAR is granted, (b) ninety days after the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than Disability, death, or Cause, (c) the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for Cause, as finally determined by the Committee, or (d) the earlier of one hundred eighty days after the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or if death results within not more than ninety days of the date on which the SARholder's Continuous Service terminates, or the expiration of the stated term of the SAR; provided, however, that the Award Agreement for any SAR may provide for shorter periods in any of the foregoing instances.

        7.6    Deferred Stock Units.

        The Administrator may grant Deferred Stock Units to Participants on the following terms and conditions (or such other terms and conditions that the Administrator may establish which are consistent with this Plan and applicable law):

          (a)    Number, Value, and Manner of Payment of Deferred Stock Units.    Each Deferred Stock Unit shall, subject to satisfaction of any applicable performance conditions, entitle the Participant to receive from the Company at the end of the deferral period applicable to such Unit (the "Deferral Period") one (1) share of Common Stock or the Fair Market Value thereof in cash as may be set forth in the Award Agreement. Except as otherwise set forth in the Award Agreement, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or an Affiliate by such Participant; provided that if the payment of cash or other consideration is required by the Award Agreement, such payment shall be required only at the end of the Deferral Period. Upon payment, a Deferred Stock Unit shall be canceled.

          (b)    Deferral Period.    Except as otherwise provided in Section 7.6(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period, the duration of which shall be set forth in the Award Agreement.

          (c)    Termination of Employment or Services for Cause.    Except as otherwise provided in Section 7.6(h), the Award Agreement, all Deferred Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant's employment with the Company, or service as a Director, as the case may be, is terminated for Cause during the applicable Deferral Period.

          (d)    Payment of Deferred Stock Units.    Payment of Deferred Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Deferral Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

          (e)    Dividends.    No cash dividends shall be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue "Dividend Equivalents," i.e., an additional number of Deferred Stock Units equal in value to the cash dividends, if any, which are paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. Dividend Equivalents shall be paid in shares of Common Stock at the time payment in respect of the Deferred Stock Units is made; provided fractional shares shall be paid in cash. No Dividend Equivalents will be paid on a Deferred Stock Unit that is forfeited as provided in Section 7.6(c) or that is conditioned on the satisfaction of performance conditions that are not met.

          (f)    Hypothetical Nature of Accounts.    A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants' Deferred Stock Units. Each Account established under this Section 7.6(f) shall be maintained for bookkeeping purposes only. Neither this Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

          (g)    Regular Annual Awards to Eligible Directors.    Subject to the terms of this Section 7.6 and such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof, each Eligible Director shall be granted that number of Deferred Stock Units on June 1 of each year following the Company's Annual Meeting of Stockholders equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director's board service retainer for such year by the closing price of the Company's Common Stock at the close of business on the last business day preceding June 1. The Deferral Period for all Deferred Stock Units granted pursuant to this Section 7.6(g) shall commence on the Date of Grant and continue until the expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either the expiration of the fifth (5th) anniversary of the Date of Grant or the expiration of the first (1st) anniversary following the termination of the his or her service as a director of the Company. An election to extend the Deferral Period under this Section 7.6(g) shall be made, if at all, in a form and manner satisfactory to the Committee and shall be effective, until terminated or changed, for all Deferred Stock Units granted to the electing Eligible Director after the date such election is received by the Company. An election to extend the Deferral Period may be terminated or changed by the electing Eligible Director on written notice delivered to the Company prior to April 1 of the grant year, and such termination or change shall be effective for all Deferred Stock Units granted to the Eligible Director after the date such written notice is received by the Company.

          (h)    Election to Defer Board Service Retainer.    Subject to the terms of this Section 7.6 and the discretion of the Committee, each Eligible Director may elect to receive Deferred Stock Units in lieu of all or a specified percentage (in ten percent (10%) increments up to one hundred percent (100%)) of the cash portion of his or her annual board service retainer. An election to receive Deferred Stock Units pursuant to this Section 7.6(h) or to terminate or change a prior election must be made, if at all, in a form and manner satisfactory to the Committee, on or before December 31 to be effective for the following calendar year and thereafter until a subsequent election, termination or change is received by the Company. An electing Eligible Director shall receive, on the date that the cash portion of his or her board service retainer is payable, that number of Deferred Stock Units equal to the quotient arrived at by dividing the dollar amount of the board service retainer to be received in Deferred Stock Units by the closing price of the Company's Common Stock at the close of business on the last business day preceding the date of payment. The Deferral Period for all Deferred Stock Units issued pursuant to this Section 7.6(h) shall commence on the date of issuance and continue until the expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either the expiration of the fifth (5th) anniversary of the date of issue or the expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company. An Eligible Director shall be one hundred percent (100%) vested at all times in all Deferred Stock Units issued pursuant to an election made in accordance with this Section 7.6(h) and shall not be forfeitable under any circumstances.

        7.7    Restricted Stock Units.    The Administrator may from time to time award as compensation or otherwise Restricted Stock Units to eligible Participants. Except as set forth in the Award Agreement, Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during the Restricted Period. Each Restricted Stock Unit shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as set forth in the Award Agreement.

          (a)    Terms and Conditions of Restricted Stock Units.    The terms and conditions applicable to Restricted Stock Units shall be evidenced by an Award Agreement; provided, however, each Restricted Stock Unit shall (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) be subject to each of the following provisions:

            (i)    Number, Value, and Manner of Payment of Restricted Stock Units.    Each Restricted Stock Unit shall, subject to the satisfaction of any applicable performance conditions, entitle the Participant to receive from the Company at the end of the Restricted Period one (1) share of Common Stock. Restricted Stock Units shall be granted in consideration of services performed for or for the benefit of the Company by such Participant without payment of cash or other consideration to the Company by the Participant. Upon delivery of the shares of Common Stock, the related Restricted Stock Unit shall be canceled.

            (ii)    Restricted Period.    Except as otherwise provided in this Section 7.7, delivery of shares of Common Stock in respect of Restricted Stock Units shall be made only at the end of the Restricted Period, the duration of which shall be set forth in the Award Agreement. The Administrator in its discretion may provide for the acceleration of the end of the Restricted Period of any solely time-based Restricted Stock Unit, in the event of (A) a Change in Control Termination, (B) the death of the Participant, (C) the Disability of the Participant, or (D) the retirement of the Participant upon or after the attainment of retirement age applicable under the Company's employment policies.

            (iii)    Termination of Employment or Services.    Unless the Award Agreement provides otherwise, all Restricted Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant's employment with the Company, or service as a Director, as the case may be, is terminated for any reason during the applicable Restricted Period.

            (iv)    Payment of Restricted Stock Units.    Payment of Restricted Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Restricted Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Restricted Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Restricted Stock Units become payable; provided that payments in respect of Restricted Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

            (v)    Dividends.    No dividends shall be paid in cash, Common Stock or otherwise, on outstanding Restricted Stock Units.

            (vi)    Hypothetical Nature of Accounts.    A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants' Restricted Stock Units. Each Account established under this Section 7.7(a)(vi) shall be maintained for bookkeeping purposes only. Neither this Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Restricted Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

          (b)    Regular Annual Restricted Stock Unit Grants.    Subject to the terms of this Section 7.7 and such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof, all Eligible Employees shall receive regular annual grants of Restricted Stock Units in accordance with this Section 7.7(b), subject, however, to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof.

            (i)    Grant Dates.    Restricted Stock Units shall be granted once annually, at such time as the Administrator may prescribe from time to time or, in lieu of any contrary direction, on November 21 of each year (the "Grant Date") to all persons who were Eligible Employees of the Company or an Affiliate, including employees who may also be directors, on November 1 of each such year.

            (ii)    Grant Amounts.    On each Grant Date Restricted Stock Units shall be provided to each Eligible Employee hereunder in the following position categories and in the following amounts, subject to adjustment by the Committee from time to time as to both category and amount, based upon the Fair Market Value of the Company's Common Stock for that particular Grant Date:

Position	Annual Grant Value
Chief Executive Officer	$87,000.00
Executive Vice-President	69,600.00
Vice President	52,200.00
Category A	39,100.00
Category B	26,100.00
Category C	19,600.00
Category D	13,000.00
Category E	10,900.00
Category F	8,700.00
Category G	2,200.00

            (iii)    Vesting.    Unless otherwise determined by the Committee, the Restricted Period shall expire and the Restricted Stock Units shall vest on the second (2nd) anniversary of the Grant Date.

            (iv)    Other Terms and Conditions.    Except as otherwise provided in this Section 7.7(b), each Restricted Stock Unit granted pursuant to this Section 7.7(b) shall be subject in all respects to all the other applicable terms and conditions of this Plan.

  (c)    Continuous Service.    Nothing in this Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any Affiliate or interfere in any way with any right of the Company or any Affiliate to terminate the Participant's Continuous Service at any time.

        8.    Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.    In the event any Award is granted with an exercise price less than the Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

        8.1    Exercise and Distribution.    No 409A Award shall be exercisable or distributable earlier than upon one of the following:

          (a)    Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

          (b)    Separation from Service.    Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

          (c)    Death.    The date of death of the 409A Award recipient.

          (d)    Disability.    The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

          (e)    Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (f)    Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event, or to terminate this Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

        8.2    Term.    Notwithstanding any provision herein to the contrary or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

        8.3    No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

          (a)    Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

          (b)    Conflicts of Interest.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

          (c)    Change in Control Event.    The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate this Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

        8.4    Definitions.    Solely for purposes of this Section 8 and not for any other purposes of this Plan, the following terms shall be defined as set forth below:

          (a)   "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulations § 1.409A-3(i)(5) and any subsequent guidance interpreting Code Section 409A) and the employment of the Participant holding such 409A Award is terminated either by the Company or an Affiliate without Cause, or by such Participant for Good Reason, at any time during the period beginning six (6) months prior to such change and ending twenty-four (24) months following such change.

          (b)   "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          (c)   "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

        9.    Termination or Amendment of Plan.    The Committee may at any time suspend, terminate or amend this Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 5.3, no increase in the total number of shares available for issuance pursuant to Awards, no change in the class of persons eligible to receive Awards or other material modification of the requirements as to eligibility for participation in this Plan, no material increase in the benefits accruing to Participants, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.

        10.    General Provisions.

        10.1    Other Compensation Arrangements.    Nothing contained herein shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval only if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        10.2    Recapitalizations.    Each Award Agreement shall contain or, in lieu thereof, shall be deemed to contain provisions required to reflect the equitable adjustment provisions of Section 5.3 in the event of a corporate capital transaction. In the event of a Business Combination in which the Company is not the Surviving Entity, all limitations on the number of Shares that can be the subject of Awards to a Participant in any calendar year and the actual number of Shares and exercise price per Share subject to any outstanding Awards will be deemed adjusted in order to reflect any increase or decrease in the number of outstanding Shares. To the extent of any outstanding Awards not assumed or comparably replaced by the Surviving Entity, the Participant shall have the right, subject to applicable law, to exercise the Award prior to the consummation of the Business Combination, in whole or in part, without regard to any otherwise applicable vesting or performance conditions applicable to such Award.

        10.3    Disqualifying Dispositions.    Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

        10.4    Withholding Obligations.    The Administrator shall satisfy any federal, state or local tax withholding obligations relating to the exercise by a Participant of a Stock Option, or a Stock Appreciation Right, or acquisition by a Participant of shares of Common Stock pursuant to a Restricted Stock Award, a Performance Award, a Deferred Stock Unit, or a Restricted Stock Unit, or under any other Award by withholding shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. It is the intention of this provision, insofar as it pertains to a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act, to constitute the granting of a blanket approval, in advance of each such transaction, of a mandatory withholding right to satisfy the tax withholding requirements associated with any Award under this Plan, without the necessity of additional further approval in advance of each individual transaction.

        11.    Termination or Suspension of this Plan.    Unless sooner terminated by the Board in its sole discretion, this Plan shall automatically terminate on December 31, 2025. No Award shall be granted after such date, but Awards theretofore granted may extend beyond that date.

        12.    Choice of Law.    The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000237033_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark D. Millett 02 Richard P. Teets, Jr. 03 John C. Bates 04 Keith E. Busse 05 Frank D. Byrne, M.D. 06 Traci M. Dolan 07 Paul B. Edgerley 08 Dr. Jürgen Kolb 09 James C. Marcuccilli 10 Bradley S. Seaman 11 Gabriel L. Shaheen 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2015. 3 TO APPROVE THE STEEL DYNAMICS, INC. 2015 EQUITY INCENTIVE PLAN. 4 TO APPROVE, BY AN ADVISORY VOTE, NAMED EXECUTIVE OFFICER COMPENSATION. NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For" Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000237033_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com . STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 23, 2015, at STEEL DYNAMICS, INC.'s May 21, 2015 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2015 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side